Exhibit 99.1

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                         AGREEMENT OF PURCHASE AND SALE


                            Dated as of June 24, 2004


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                           ELEKON INDUSTRIES USA, INC.


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

                                   TABLE OF CONTENTS
                                   -----------------

ARTICLE I        DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
  Section 1.1      Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . .  1
  Section 1.2      Construction and Interpretation . . . . . . . . . . . . . . . . . 10
ARTICLE II       SALE AND TRANSFER OF SHARES; CLOSING  . . . . . . . . . . . . . . . 11
  Section 2.1      Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
  Section 2.2      Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . . . 11
  Section 2.3      Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
  Section 2.4      Closing Obligations . . . . . . . . . . . . . . . . . . . . . . . 14
  Section 2.5      Other Payments. . . . . . . . . . . . . . . . . . . . . . . . . . 16
ARTICLE III      REPRESENTATIONS AND WARRANTIES OF SELLERS . . . . . . . . . . . . . 16
  Section 3.1      Organization and Good Standing. . . . . . . . . . . . . . . . . . 16
  Section 3.2      Authority; No Conflict. . . . . . . . . . . . . . . . . . . . . . 17
  Section 3.3      Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . 18
  Section 3.4      Financial Statements. . . . . . . . . . . . . . . . . . . . . . . 18
  Section 3.5      Books and Records . . . . . . . . . . . . . . . . . . . . . . . . 20
  Section 3.6      Real Property; Title to Properties. . . . . . . . . . . . . . . . 20
  Section 3.7      Condition and Sufficiency of Assets . . . . . . . . . . . . . . . 22
  Section 3.8      Accounts Receivable . . . . . . . . . . . . . . . . . . . . . . . 22
  Section 3.9      Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
  Section 3.10     No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . 22
  Section 3.11     Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
  Section 3.12     No Material Adverse Change. . . . . . . . . . . . . . . . . . . . 25
  Section 3.13     Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . 25
  Section 3.14     Compliance with Legal Requirements; Governmental Authorizations.  27
  Section 3.15     Legal Proceedings; Orders . . . . . . . . . . . . . . . . . . . . 29
  Section 3.16     Absence of Certain Changes and Events . . . . . . . . . . . . . . 30
  Section 3.17     Contracts; No Defaults. . . . . . . . . . . . . . . . . . . . . . 31
  Section 3.18     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
  Section 3.19     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . 35
  Section 3.20     Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
  Section 3.21     Labor Relations; Compliance . . . . . . . . . . . . . . . . . . . 38
  Section 3.22     Intellectual Property . . . . . . . . . . . . . . . . . . . . . . 38
  Section 3.23     Certain Payments. . . . . . . . . . . . . . . . . . . . . . . . . 39
  Section 3.24     Relationships with Related Persons. . . . . . . . . . . . . . . . 39
  Section 3.25     Product Defects . . . . . . . . . . . . . . . . . . . . . . . . . 40
  Section 3.26     Product and Service Warranties. . . . . . . . . . . . . . . . . . 40
  Section 3.27     Supplies and Equipment. . . . . . . . . . . . . . . . . . . . . . 40
  Section 3.28     Customers and Suppliers . . . . . . . . . . . . . . . . . . . . . 40
  Section 3.29     Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . 41
  Section 3.30     Brokers or Finders. . . . . . . . . . . . . . . . . . . . . . . . 41
ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF BUYER . . . . . . . . . . . . . . 41
  Section 4.1      Organization And Good Standing. . . . . . . . . . . . . . . . . . 41
  Section 4.2      Authority; No Conflict. . . . . . . . . . . . . . . . . . . . . . 41
  Section 4.3      Investment Intent . . . . . . . . . . . . . . . . . . . . . . . . 42


                                        i

  Section 4.4      Certain Proceedings . . . . . . . . . . . . . . . . . . . . . . . 42
  Section 4.5      Brokers or Finders. . . . . . . . . . . . . . . . . . . . . . . . 42
  Section 4.6      SEC Filings; Financial Statements . . . . . . . . . . . . . . . . 42
  Section 4.7      Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
ARTICLE V        [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . . . . . . . . . 44
ARTICLE VI       [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . . . . . . . . . 44
ARTICLE VII      CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE . . . . . . . . 44
  Section 7.1      Accuracy Of Representations . . . . . . . . . . . . . . . . . . . 44
  Section 7.2      Sellers' Performance. . . . . . . . . . . . . . . . . . . . . . . 44
  Section 7.3      Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
  Section 7.4      Additional Documents. . . . . . . . . . . . . . . . . . . . . . . 45
  Section 7.5      No Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . 45
  Section 7.6      No Claim Regarding Stock Ownership or Sale Proceeds . . . . . . . 45
  Section 7.7      No Prohibition. . . . . . . . . . . . . . . . . . . . . . . . . . 46
  Section 7.8      Certified Resolutions . . . . . . . . . . . . . . . . . . . . . . 46
  Section 7.9      Contemporaneous Transaction . . . . . . . . . . . . . . . . . . . 46
  Section 7.10     No Material Adverse Change. . . . . . . . . . . . . . . . . . . . 46
  Section 7.11     Closing Statement . . . . . . . . . . . . . . . . . . . . . . . . 46
  Section 7.12     Real Property Holding Company Affidavit . . . . . . . . . . . . . 47
  Section 7.13     Airplane Guaranty . . . . . . . . . . . . . . . . . . . . . . . . 47
  Section 7.14     Customer Interviews . . . . . . . . . . . . . . . . . . . . . . . 47
  Section 7.15     Resignations of Directors . . . . . . . . . . . . . . . . . . . . 47
  Section 7.16     Discharge of Liabilities. . . . . . . . . . . . . . . . . . . . . 47
  Section 7.17     OCI Supply Agreement. . . . . . . . . . . . . . . . . . . . . . . 47
  Section 7.18     OCI Release . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
ARTICLE VIII     CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE. . . . . . . . 47
  Section 8.1      Accuracy Of Representations . . . . . . . . . . . . . . . . . . . 48
  Section 8.2      Buyer's Performance . . . . . . . . . . . . . . . . . . . . . . . 48
  Section 8.3      Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
  Section 8.4      Additional Documents. . . . . . . . . . . . . . . . . . . . . . . 48
  Section 8.5      No Injunction . . . . . . . . . . . . . . . . . . . . . . . . . . 49
  Section 8.6      No Material Adverse Change. . . . . . . . . . . . . . . . . . . . 49
ARTICLE IX       [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . . . . . . . . . 49
ARTICLE X        INDEMNIFICATION; REMEDIES . . . . . . . . . . . . . . . . . . . . . 49
  Section 10.1     Survival; Right to Indemnification Not Affected by Knowledge. . . 49
  Section 10.2     Indemnification and Payment of Damages by Sellers . . . . . . . . 49
  Section 10.3     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . 50
  Section 10.4     Indemnification and Payment of Damages by Buyer . . . . . . . . . 52
  Section 10.5     Time Limitations. . . . . . . . . . . . . . . . . . . . . . . . . 52
  Section 10.6     Limitations on Amount - Sellers . . . . . . . . . . . . . . . . . 52
  Section 10.7     Right of Set-Off. . . . . . . . . . . . . . . . . . . . . . . . . 53
  Section 10.8     Procedure For Indemnification - Third Party Claims. . . . . . . . 53
  Section 10.9     Procedure for Indemnification - Other Claims. . . . . . . . . . . 54
ARTICLE XI       CLOSING STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . 55
  Section 11.1     Closing Statement . . . . . . . . . . . . . . . . . . . . . . . . 55
ARTICLE XII      CERTAIN POST-CLOSING MATTERS. . . . . . . . . . . . . . . . . . . . 55


                                       ii

  Section 12.1     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
  Section 12.2     Sellers' Personal Guarantees. . . . . . . . . . . . . . . . . . . 57
  Section 12.3     Automobile Titles . . . . . . . . . . . . . . . . . . . . . . . . 57
ARTICLE XIII     GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . 57
  Section 13.1     Appointment of the Sellers' Representative as Attorney-In-Fact. . 57
  Section 13.2     Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
  Section 13.3     Public Announcements. . . . . . . . . . . . . . . . . . . . . . . 58
  Section 13.4     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
  Section 13.5     Jurisdiction; Service of Process. . . . . . . . . . . . . . . . . 60
  Section 13.6     Binding Arbitration . . . . . . . . . . . . . . . . . . . . . . . 60
  Section 13.7     Further Assurances.   . . . . . . . . . . . . . . . . . . . . . . 60
  Section 13.8     Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
  Section 13.9     Entire Agreement and Modification . . . . . . . . . . . . . . . . 61
  Section 13.10    Disclosure Schedule . . . . . . . . . . . . . . . . . . . . . . . 61
  Section 13.11    Assignments, Successors, and No Third-Party Rights. . . . . . . . 61
  Section 13.12    Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . 61
  Section 13.13    Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
  Section 13.14    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . 62
  Section 13.15    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . 62


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                           LIST OF SCHEDULES AND EXHIBITS
                           ------------------------------


Schedule 2.2              -  Joint Projections
Schedule 7.16             -  Liabilities to be Discharged
Schedule 12.2             -  Sellers' Personal Guarantees

Disclosure Schedule

Exhibit 1                 -  Form of Shareholder Intangibles Purchase Agreement
Exhibit 2.2(c)(ii)        -  Form of Sellers' Note
Exhibit 2.2(c)(iii)       -  Form of Escrow Agreement
Exhibit 2.4(a)(ii)        -  Form of Release
Exhibit 2.4(a)(iii)(A)    -  Form of Employment Agreement for Jay Patel
Exhibit 2.4(a)(iii)(B)    -  Form of Employment Agreement for Thomas Dietiker
Exhibit 2.4(a)(iv)        -  Form of Non-Competition Agreement for Jay Patel
Exhibit 2.5(a)            -  Form of Ramnani Note
Exhibit 2.5(b)            -  Form of Patel Note
Exhibit 7.4(a)            -  Form of Opinion of Counsel to Sellers
Exhibit 7.4(b)            -  Form of Estoppel Certificate and Landlord's Consent
Exhibit 7.17              -  Form of OCI Supply Agreement
Exhibit 7.18              -  Form of Release (OCI)
Exhibit 8.4(a)            -  Form of Opinion of Counsel to Buyer

                         AGREEMENT OF PURCHASE AND SALE

     This AGREEMENT OF PURCHASE AND SALE ("Agreement") is made as of June 24,
                                           ---------
2004 by and among Measurement Specialties, Inc., a New Jersey corporation ("Buyer"), and Thomas Dietiker and Wilma Dietiker (collectively, "Sellers").
  -----                                                           -------

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "Shares") of capital stock of Elekon
                                    ------
Industries USA, Inc., a California corporation (the "Company"), for the
                                                     -------
consideration and on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, and intending to be legally bound, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1    Definitions.
                    -----------

     For purposes of this Agreement, the following terms have the following meanings:

     "2003 Balance Sheet" - the unaudited consolidated balance sheet of the
      ------------------
Acquired Companies at and as of June 30, 2003.

     "AAA" - as defined in Section 13.6.
      ---

     "Acquired Companies" - the Company and its Subsidiaries, collectively.
      ------------------

     "Affiliate" - with respect to any Person, another Person that directly or
      ---------
indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where "control" means the
                                                        -------
possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise; provided, that (x) any investment account advised or managed by such Person or one of its Subsidiaries or Affiliates on behalf of third parties, or (y) any partnership, limited liability company, or other similar investment vehicle or entity engaged in the business of making investments of which such Person acts as the general partner, managing member, manager, investment advisor, principal underwriter or the equivalent shall not be deemed an Affiliate of such Person.

     "Agreement" - as defined in the first paragraph of this Agreement.
      ---------

     "Applicable Contract" - any Contract (a) under which any Acquired Company
      -------------------
has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is or may become bound.

     "Benefit Plans" - as defined in Section 3.13(a).
      -------------

     "Best Efforts" - the efforts that a prudent Person desirous of achieving a
      ------------
result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

     "Breach" - Breach of a representation, warranty, covenant, obligation, or
      ------
other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision.

     "Buyer" - as defined in the first paragraph of this Agreement.
      -----

     "Buyer SEC Reports" - as defined in Section 4.6(a).
      -----------------

     "Buyer's Closing Documents" - as defined in Section 4.2(a).
      -------------------------

     "CERCLA" - the United States Comprehensive Environmental Response,
      ------
Compensation, and Liability Act, 42 U.S.C. Sec. 9601 et seq., as amended, or any successor law, and the rules and regulations thereunder or under any successor law.

     "Cleanup" - as defined in the definition of Environmental, Health, and
      -------
Safety Liabilities below.

     "Closing" - as defined in Section 2.3.
      -------

     "Closing Cash Payment" - as defined in Section 2.2(c)(i).
      --------------------

     "Closing Date" - the date and time as of which the Closing actually takes
      ------------
place.

     "Closing Statement" - as defined in Section 11.1.
      -----------------

     "Closing Statement Date" - as defined in Section 11.1.
      ----------------------

     "Code" - the Internal Revenue Code of 1986, as amended, or any successor
      ----
law, and the rules and regulations thereunder or under any successor law.

     "Company" - as defined in the Recitals of this Agreement.
      -------

     "Competing Business" - as defined in Section 3.24.
      ------------------

     "Consent" - any approval, consent, ratification, waiver, or other
      -------
authorization (including any Governmental Authorization).

     "Contemplated Transactions" - all of the transactions contemplated by this
      -------------------------
Agreement, including:

          (i)       the sale of the Shares by Sellers to Buyer;

          (ii) the execution, delivery, and performance of the Escrow Agreement, the Shareholder Intangibles Purchase Agreement, the Promissory Notes, the Employment Agreements, the Non-Competition Agreement, and the Sellers' Release;

          (iii) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

          (iv)      Buyer's acquisition and ownership of the Shares.

     "Contract" - any agreement, contract, obligation, promise, or understanding
      --------
(whether written or oral and whether express or implied) that is legally binding and for which all of the obligations thereunder have not been discharged.

     "Cost of Sales" - as defined in Section 2.2(c)(iii).
      -------------

     "Damages" - as defined in Section 10.2.
      -------

     "Defined Benefit Plan" - as defined in Section 3.13(i).
      --------------------

     "Disclosure Schedule" - the disclosure schedule delivered by Sellers to
      -------------------
Buyer concurrently with the execution and delivery of this Agreement.

     "Earn-Out Payments" - as defined in Section 2.2(c)(iii).
      -----------------

     "Earn-Out Period" - as defined in Section 2.2(c)(iii).
      ---------------

     "Employment Agreements" - as defined in Section 2.4(a).
      ---------------------

     "Encumbrance" - any charge, claim, community property interest, condition,
      -----------
equitable interest, mortgage, lien, option, pledge, security interest, right of first refusal, or other charge or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "Environment" - soil, land surface or subsurface strata, surface waters
      -----------
(including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "Environmental Authority" - any Governmental Body or any court in each case
      -----------------------
having judicial, regulatory, or administrative authority under Environmental
Laws.

     "Environmental Conditions" - any environmental contamination or pollution,
      ------------------------
or threatened contamination or pollution, of, or the Release or threatened Release of Hazardous Materials into, the Environment.

     "Environmental, Health, and Safety Liabilities" - any cost, damages,
      ---------------------------------------------
expense, Liability, obligation, or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

          (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

          (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under any Environmental Law or Occupational Safety and Health Law;

          (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by any applicable Environmental Law
                        -------
     or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

          (d) any other compliance, corrective, investigative, removal or remedial measures or response action required under any Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action," include the types of activities covered by CERCLA.

     "Environmental Laws" - all Legal Requirements relating to public health or
      ------------------
safety, pollution, damage to or protection of the Environment, Environmental Conditions, Releases or threatened Releases of Hazardous Materials into the Environment, or any Hazardous Activity, whether existing in the past or present. Environmental Laws shall include, but are not limited to, the following laws, and the regulations promulgated thereunder, as the same have been amended from time to time: CERCLA; the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.) ("RCRA"); the Clean Air Act (42 U.S.C. 7401 et seq.); and the
     -- ---     ----                                      -- ---
Clean Water Act (33 U.S.C. 1251 et seq.).
                                -- ---

     "Environmental Permits" - all permits, authorizations, registrations,
      ---------------------
certificates, licenses, approvals, or consents required under or issued pursuant to Environmental Laws.

     "ERISA" - as defined in Section 3.13(a).
      -----

     "ERISA Affiliate" - as defined in Section 3.13(a).
      ---------------

     "ERISA Plans" - as defined in Section 3.13(a).
      -----------

     "Escrow Agent" - as defined in Section 2.2(c)(iii).
      ------------

     "Escrow Agreement" - as defined in Section 2.2(c)(iii).
      ----------------

     "Escrow Amount" - the amount deposited by the Buyer with the Escrow Agent
      -------------
pursuant to Sections 2.2(c)(iii)(A) and (B).

     "Exchange Act" - the Securities Exchange Act of 1934, as amended, or any
      ------------
successor law, and the rules and regulations issued thereunder or under any successor law.

     "Facilities" - any real property, leaseholds (including the Leased Real
      ----------
Property), or other interests currently or formerly owned, occupied, managed, controlled, or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned, occupied, managed, controlled, or operated by any Acquired Company.

     "FDA" - the United States Food and Drug Administration or any successor
      ---
agency.

     "Financial Statements" - as defined in Section 3.4(b).
      --------------------

     "GAAP" - generally accepted accounting principles in the United States,
      ----
consistently applied.

     "Governmental Authorization" - any approval, consent, license, permit,
      --------------------------
waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body" - any:
      -----------------

          (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

          (b)  federal, state, local, municipal, foreign, or other government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

          (d)  multi-national organization or body; or

          (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "Gross Profit" - as defined in Section 2.2(c)(iii).
      ------------

     "Gross Profit Amount" - as defined in Section 2.2(c)(iii).
      -------------------

     "Gross Profit Earn-Out Payment" - as defined in Section 2.2(c)(iii).
      -----------------------------

     "Guaranty" - as defined in Section 7.13.
      --------

     "Hazardous Activity" - the distribution, generation, handling, importing,
      ------------------
management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies.

     "Hazardous Materials" - any substance, material, or waste and any pollutant
      -------------------
or contaminant, or infectious or radioactive substance or material, regulated under any Environmental Laws, including petroleum, polychlorinated biphenyls, and urea formaldehyde.

     "Historical Balance Sheets" - as defined in Section 3.4(a)(i).
      -------------------------

     "Historical Financial Statements" - as defined in Section 3.4(a).
      -------------------------------

     "Indemnified Persons" - as defined in Section 10.2.
      -------------------

     "Interim Balance Sheet" - as defined in Section 3.4(b)(i).
      ---------------------

     "Interim Financial Statements" - as defined in Section 3.4(b).
      ----------------------------

     "IRS" - the United States Internal Revenue Service or any successor agency,
      ---
and, to the extent relevant, the United States Department of the Treasury.

     "Knowledge" - With respect to any individual, "Knowledge" shall mean the
      ---------
actual awareness of a fact or other matter, after conducting a reasonable investigation concerning the existence of such fact or other matter. With respect to the Acquired Companies, "Knowledge" shall mean the actual awareness of such fact or other matter by Tom Dietiker, Jay Patel, or Thierry Follonier, after conducting a reasonable investigation concerning the existence of such fact or other matter.

     "Lease" - as defined in Section 3.6(a)(ii).
      -----

     "Leased Real Property" - as defined in Section 3.6(a)(ii).
      --------------------

     "Legal Requirement" - any federal, state, local, municipal, foreign,
      -----------------
international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, decisional law, rule, regulation, statute, code, decree, directive, judgment, or treaty.

     "Liability" - any liability, obligation, or commitment of any kind or
      ---------
nature, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due.

     "Non-Competition Agreement" - as defined in Section 2.4(a)(iv).
      -------------------------

     "Occupational Safety and Health Law" - any Legal Requirement designed to
      ----------------------------------
provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "OCI" - Opto Circuits India, Ltd.
      ---

     "Order" - any award, decision, injunction, judgment, order, ruling,
      -----
subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "Ordinary Course of Business" - an action taken by a Person will be deemed
      ---------------------------
to have been taken in the "Ordinary Course of Business" only if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

          (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person.

     "Organizational Documents" - (a) the articles or certificate of
      ------------------------
incorporation and the bylaws of a corporation; (b) the certificate of formation and operating agreement (or similar document) of a limited liability company;
(c) the partnership agreement and any statement of partnership of a general partnership; (d) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

     "Patel Note" - as defined in Section 2.5(b).
      ----------

     "Person" - any individual, corporation (including any non-profit
      ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "Philips" - as defined in Section 7.18.
      -------

     "Pre-Closing Tax Period" - any Taxable period that includes (but does not
      ----------------------
end on) the Closing Date.

     "Proceeding" - any action, arbitration, audit, hearing, investigation,
      ----------
litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Promissory Notes" - collectively, the Sellers' Note, the Ramnani Note, and
      ----------------
the Patel Note.

     "Proprietary Rights" - (i) all patents and patent applications (including
      ------------------
all provisional, divisions, continuations, continuations in part, and reissues), patentable inventions, and business methods; (ii) all registered and unregistered fictional business names, trade names, trademarks, service marks, and registered domain names and all applications with respect to any of the foregoing; (iii) registered and unregistered copyrights in both published works and unpublished works and copyrightable subject matter, including software; and
(iv) all know-how, trade secrets,
customer lists, confidential information, software, technical information, data, process technology, plans, drawings, and blueprints.

     "Proprietary Rights Agreement" - as defined in Section 3.20(c).
      ----------------------------

     "Purchase Price" - as defined in Section 2.2(a).
      --------------

     "Ramnani Note" - as defined in Section 2.5(a).
      ------------

     "Related Person" - With respect to a particular individual:  (a) each other
      --------------
member of such individual's Family; (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity). With respect to a specified Person other than an individual: (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (f) any Related Person of any individual described in clause (b) or (c). For purposes of this definition: (a) the "Family" of an individual includes (i) the individual, (ii)
                      ------
the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual; and
(b) "Material Interest" means direct or indirect beneficial ownership (as
     -----------------
defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

     "Release" - any intentional or unintentional release, discharge, spill,
      -------
leaking, pumping, pouring, emitting, emptying, injection, disposal, or dumping into the Environment.

     "Representative" - with respect to a particular Person, any director,
      --------------
officer, member, manager, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "Restricted Sale" - as defined in Section 4(b) of the Escrow Agreement.
      ---------------

     "Revenue" - as defined in Section 2.2(c)(iii).
      -------

     "Revenue Amount" - as defined in Section 2.2(c)(iii).
      --------------

     "Revenue Earn-Out Payment" - as defined in Section 2.2(c)(iii).
      ------------------------

     "SEC" - as defined in Section 4.6(a).
      ---

     "Securities Act" - the Securities Act of 1933, as amended, or any successor
      --------------
law, and the rules and regulations issued thereunder or under any successor law.

     "Sellers" - as defined in the first paragraph of this Agreement.
      -------

     "Sellers' Closing Documents" - as defined in Section 3.2(a).
      --------------------------

     "Sellers' Note" - as defined in Section 2.2(c)(ii).
      -------------

     "Sellers' Personal Guarantees" - as defined in Section 12.2
      ----------------------------

     "Sellers' Release" - as defined in Section 2.4(a)(ii).
      ----------------

     "Sellers' Representative" - as defined in Section 13.1.
      -----------------------

     "Shareholder Intangibles" - as defined in the Shareholder Intangibles
      -----------------------
Purchase Agreement.

     "Shareholder Intangibles Purchase Agreement" - the Shareholder Intangibles
      ------------------------------------------
Purchase Agreement, substantially in the form attached hereto as Exhibit 1, that
                                                                 ---------
Buyer and Thomas Dietiker shall enter into at the Closing.

     "Shareholder Intangibles Purchase Price" - the purchase price for the
      --------------------------------------
Shareholder Intangibles, as determined in accordance with the Shareholder Intangibles Purchase Agreement.

     "Shares" - as defined in the Recitals of this Agreement.
      ------

     "Straddle Period" - as defined in Section 12.1(b).
      ---------------

     "Subject Proprietary Rights" - as defined in Section 3.22(a).
      --------------------------

     "Subsidiary" - with respect to any Person (the "Owner"), any corporation or
      ----------                                     -----
other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

     "Supply Agreement" - as defined in Section 7.17.
      ----------------

     "Tax" - as defined in Section 3.11(a)(i).
      ---

     "Taxable" - as defined in Section 3.11(a)(i).
      -------

     "Taxes" - as defined in Section 3.11(a)(i).
      -----

     "Taxing" - as defined in Section 3.11(a)(i).
      ------

     "Tax Return" - as defined in Section 3.11(a)(ii).
      ----------

     "Threatened" - a claim, Proceeding, dispute, action, or other matter will
      ----------
be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing).

     Section 1.2    Construction and Interpretation.
                    -------------------------------

          (a) The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          (b) Each definition in this Agreement includes the singular and the plural, and references to any gender include the other genders where appropriate.

          (c) Any reference to any federal, state, local, or foreign statute or law shall be deemed to also refer to all rules and regulations promulgated under such statute or law, unless the context requires otherwise. References to any statute or regulation mean such statute or regulation as amended at the time and include any successor legislation or regulation.

          (d)  The word "including" means "including without limitation".  The
                         ---------
     word "or" is not exclusive.
           --

          (e) References to Articles, Sections, Exhibits and Schedules mean the Articles, Sections, Exhibits and Schedules of this Agreement (unless otherwise indicated). The Exhibits and Schedules (including the Disclosure Schedule) are incorporated by reference into and shall be deemed a part of this Agreement.

          (f) The captions appearing herein are for the convenience of the parties only and shall not be construed to affect the meaning of the provisions of this Agreement.

          (g) Any and all accounting terms utilized in this Agreement shall, unless the context otherwise requires, be construed in accordance with GAAP.

          (h) All references to dollar amounts in this Agreement shall be references to United States Dollars unless otherwise provided.

          (i) In computing any time period provided for in this Agreement, the first day of the time period shall not be counted but the last day of the time period shall be counted. Any action required to be taken on a particular day must be taken before 5:00 pm, Pacific Standard Time, on that day. For example, if an action were required to be taken within ten (10) days after the Closing Date, and the Closing Date were June 30, 2004, the first day to be counted would be July 1, 2004 and the action would be required to be taken before 5:00 pm, Pacific Standard Time, on July 10, 2004.

                                   ARTICLE II

                      SALE AND TRANSFER OF SHARES; CLOSING

     Section 2.1    Shares.
                    ------

     Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers.

     Section 2.2    Purchase Price.
                    --------------

          (a)  Subject to Section 2.2(b), the purchase price (the "Purchase
                                                                   --------
     Price") for the Shares shall be equal to the sum of: (i) the Closing Cash
     -----
     Payment; plus (ii) the Sellers' Note; plus (iii) the Earn-Out Payments, if any; provided, that the Earn-Out Payments, if any, shall, subject to
     Section 2.2(c)(iii)(D) and Section 10.7, be deposited in escrow with the Escrow Agent to be held, invested, and disbursed as specified in and pursuant to the terms and conditions of the Escrow Agreement and Article X of this Agreement.

          (b) The Purchase Price shall be reduced on a Dollar-for-Dollar basis by the amount of the Shareholder Intangibles Purchase Price. Such reduction to the Purchase Price shall take place immediately upon determination of the amount of the Shareholder Intangibles Purchase Price and shall be effected by reducing the amount of the Closing Cash Payment attributable to the Purchase Price and the amounts of the elements of the Purchase Price described in Sections 2.2(c)(ii) and (iii) attributable to the Purchase Price in the following order:

               (i) first, the amount of the Closing Cash Payment attributable to the Purchase Price shall be reduced by the amount of the Shareholder Intangibles Purchase Price or, if the Shareholder Intangibles Purchase Price is greater than the Closing Cash Payment, the entire Closing Cash Payment shall be deemed payment in respect of the Shareholder Intangibles Purchase Price;

               (ii) second, to the extent that the Purchase Price has not been fully reduced by the Shareholder Intangibles Purchase Price after the reduction provided for in clause (i) immediately preceding, the amount of the principal balance of the First Promissory Note attributable to the Purchase Price shall be reduced by the amount of any remaining Shareholder Intangibles Purchase Price; and

               (iii) third, to the extent that the Purchase Price has not been fully reduced by the Shareholder Intangibles Purchase Price after the reductions provided for in clauses (i) and (ii) immediately preceding, the amount of the Earn-Out Payments, if any, attributable to the Purchase Price shall be reduced until the total of all reductions provided for in this Section 2.2(b) equals the Shareholder Intangibles Purchase Price.

     To the extent that a payment (or any portion of a payment) made pursuant to
     Section 2.2(c) would be attributable to the Purchase Price but for this
     Section 2.2(b) (including payments of principal under the Sellers' Note), such payment (or portion thereof) will be deemed a payment in respect of the Shareholder Intangibles Purchase Price.

          (c)  The Purchase Price shall be payable as follows:

               (i)       Closing Cash Payment.  At the Closing, Buyer shall pay
                         --------------------
          to Sellers $4.5 million (the "Closing Cash Payment").
                                        --------------------

               (ii)      Promissory Note.  At the Closing, Buyer shall deliver
                         ---------------
          to Sellers a 6% promissory note payable to Sellers in the principal amount of $2.4 million in the form of Exhibit 2.2(c)(ii) (the
                                                ------------------
          "Sellers' Note").
           -------------

               (iii)     Escrow Payments.
                         ---------------

                         (A)  Revenue Earn-Out Payment.  If the aggregate
                              ------------------------
               Revenue from July 1, 2004 through June 30, 2005 (the "Earn-Out
                                                                     --------
               Period") (such amount, the "Revenue Amount") is greater than
               ------                      --------------
               $11.0 million, Buyer shall, subject to Section 2.2(c)(iii)(D) and
               Section 10.7, deposit with The Capital Trust Company of Delaware, as escrow agent (the "Escrow Agent"), in accordance with the
                                     ------------
               provisions of an escrow agreement (the "Escrow Agreement") in the
                                                       ----------------
               form of Exhibit 2.2(c)(iii), an amount (the "Revenue Earn-Out
                                                            ----------------
               Payment") determined in accordance with the following:
               -------

                         (I) if the Revenue Amount is greater than $11.0 million but less than $13.8 million, the Revenue Earn-Out Payment shall be equal to the amount obtained by multiplying
                    (a) $1.5 million, by (b) the quotient obtained by dividing
                    (i) the amount by which the Revenue Amount exceeds $11.0 million, by (ii) $2.8 million; or

                         (II) if the Revenue Amount is greater than or equal to $13.8 million, the Revenue Earn-Out Payment shall be equal to $1.5 million.

               The amount of the Revenue Earn-Out Payment, if any, to be deposited by Buyer with the Escrow Agent is subject to the condition set forth in Section 2.2(c)(iii)(D) and to Buyer's right of set-off provided in Section 10.7 and such deposit shall be made no later than September 1, 2005.

                         (B)  Gross Profit Earn-Out.  If the aggregate Gross
                              ---------------------
               Profit during the Earn-Out Period (such amount, the "Gross Profit
                                                                    ------------
               Amount") is greater than $3.9 million, Buyer shall, subject to
               ------
               Section 2.2(c)(iii)(D) and Section 10.7, deposit with the Escrow Agent, in accordance with the terms of the Escrow Agreement, an amount (the "Gross Profit Earn-Out Payment" and, together with
                            -----------------------------
               the Revenue Earn-Out Payment (if any), the "Earn-Out Payments")
                                                           -----------------
               determined in accordance with the following:

                         (I) if the Gross Profit Amount is greater than $3.9 million but less than $4.6 million, the Gross Profit Earn-Out Payment shall be equal to the amount obtained by multiplying (a) $1.5 million, by (b) the quotient obtained by dividing (i) the amount by which the Gross Profit Amount exceeds $3.9 million, by (ii) $700,000; or

                         (II) if the Gross Profit Amount is greater than or equal to $4.6 million, the Gross Profit Earn-Out Payment shall be equal to $1.5 million.

               The amount of the Gross Profit Earn-Out Payment, if any, to be deposited by Buyer with the Escrow Agent is subject to the condition set forth in Section 2.2(c)(iii)(D) and to Buyer's right of set-off provided in Section 10.7 and such deposit shall be made no later than September 1, 2005.

                    (C)  For purposes of this Section 2.2(c)(iii):  (x)
               "Gross Profit" means Revenue less Cost of Sales; (y) "Revenue"
                ------------                                         -------
               means the sum of the "Group 600" accounts in the Elekon General
               Ledger system as of the date hereof; and (z) "Cost of Sales" means the sum of the "Group 700" accounts in the Elekon General Ledger system as of the date hereof.

                    (D) Anything to the contrary in this Agreement notwithstanding, if, at any time prior to the earlier of (x) the deposit by Buyer of the Earn-Out Payments into escrow pursuant to
               Section 2.2(c)(iii), (y) the date the Supply Agreement is terminated (other than a termination by Buyer pursuant to Section 6.1(c) thereof), and (z) three (3) years from the date hereof, OCI makes a Restricted Sale, the amount of the Revenue Earn-Out Payment and the amount of the Gross Profit Earn-Out Payment shall each be deemed to be $0.00 and Buyer shall not deposit any money into escrow pursuant to Section 2.2(c)(iii).

                    (E) The Escrow Amount shall be held, invested, and disbursed as specified in and pursuant to the terms and conditions of the Escrow Agreement and Article X of this Agreement.

                    (F)  Buyer and Sellers agree and acknowledge that from
               the Closing Date through June 30, 2005, Buyer will operate the Company in a manner that is consistent with past practices and with the assumptions underlying, and reasonably necessary to attain, the jointly prepared projections attached hereto as
               Schedule 2.2, including but not limited to product lines,
               ------------
               pricing, sales and marketing, and working capital (the "Joint
                                                                       -----
               Projections"). In addition, except as may be required by
               -----------
               prevailing market and economic conditions outside of Buyer's control, Buyer hereby agrees not to materially change the cost structure, including the cost and margins, of the products as set forth on Schedule 2.2, such that the changes would adversely
                        ------------
               affect the Gross Profit. If for the period commencing on the Closing Date through June 30, 2005,

               Buyer's actions or inactions deviate in any material way from the manner the Company was operated prior to the Closing or in a manner that is materially different from that contemplated by the Joint Projections, Sellers shall have the right to object in writing to such actions or inactions, which objection shall describe the deviation and request a means of correction. Upon receipt of such objection, Buyer shall have five (5) business days to either conform its conduct to the means set forth in the objection and provide Sellers written notice of the same, or notify Sellers in writing that it disagrees with the objection (or the basis therefor), and the rationale for its disagreement. If the Buyer does the latter, the parties will use their Best Efforts to mutually resolve the dispute within ten (10) business days of the Buyer's most recent notice to Sellers. If they are not able to reach a mutually acceptable resolution to the dispute within such time, the maximum amount of the Earn-Out Payments are not earned and such dispute is not otherwise resolved prior to the expiration of the Earn-Out Period, the parties will submit to binding arbitration (in accordance with Section 13.6) immediately after the Earn-Out Period with respect to the dispute. Within fifteen (15) business days after the end of each calendar month during the Earn-Out Period, Buyer shall provide Sellers with a report detailing the Revenue for such month.

          (d)  Any payment required to be made to Sellers pursuant to this
     Section 2.2 shall be made to the Sellers' Representative on behalf of both Sellers. All such payments shall be made by wire transfer of immediately available funds to the account designated by the Sellers' Representative to Buyer in writing at least ten (10) days prior to the date on which such payment is required to be made.

     Section 2.3    Closing.
                    -------

     The purchase and sale (the "Closing") provided for in this Agreement will
                                 -------
take place at the offices of McCarter & English, LLP at Four Gateway Center, 100 Mulberry Street, Newark, New Jersey 07102 at 10:00 a.m. (local time) on the date hereof, or at such other time and place as the parties may agree in writing.

     Section 2.4    Closing Obligations.
                    -------------------

     At the Closing:

          (a)  Sellers will deliver to Buyer:

               (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer;

               (ii)      a release in the form of Exhibit 2.4(a)(ii) executed by
                                                  ------------------
          each Seller (the "Sellers' Release");
                            ----------------

               (iii)     an employment agreement in the form of Exhibit
                                                                -------
          2.4(a)(iii)(A) executed by Jay Patel and an employment agreement in
          --------------
          the form of Exhibit 2.4(a)(iii)(B) executed by Thomas Dietiker
                      ----------------------
          (collectively, the "Employment Agreements");
                              ---------------------

               (iv)      a non-competition agreement in the form of Exhibit
                                                                    -------
          2.4(a)(iv) executed by Jay Patel (the "Non-Competition Agreement");
          ----------                             -------------------------

               (v) the Shareholder Intangibles Purchase Agreement executed by Thomas Dietiker;

               (vi) a certificate, dated the Closing Date, executed by Sellers representing and warranting to Buyer that:

                    (A) each of Sellers' representations and warranties in this Agreement is accurate in all material respects (except for representations and warranties that contain an express materiality qualification, which must have been accurate in all respects) as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date);

                    (B) each Seller has complied with all of its covenants and agreements contained in this Agreement; and

                    (C) each Seller has performed all of its obligations required to be performed by it on or prior to the Closing Date hereunder;

               (vii)     the Escrow Agreement executed by Sellers; and

               (viii) a real property holding company affidavit on behalf of each Acquired Company, as provided in Section 7.12; and

          (b)  Buyer will deliver to Sellers:

               (i)       the Closing Cash Payment, as provided in Section
          2.2(c);

               (ii)      the Sellers' Note;

               (iii)     a certificate executed by Buyer to the effect that:

                    (A) each of Buyer's representations and warranties in this Agreement is accurate in all material respects (except for representations and warranties that contain an express materiality qualification, which must have been accurate in all respects) as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date);

                    (B) Buyer has complied with all of its covenants and agreements contained in this Agreement; and

                    (C) Buyer has performed all of its obligations required to be performed by it on or prior to the Closing Date hereunder;

               (iv)      the Employment Agreements, executed by Buyer;

               (v)       the Non-Competition Agreement, executed by Buyer;

               (vi) the Shareholder Intangibles Purchase Agreement executed by Buyer; and

               (vii)     the Escrow Agreement executed by Buyer.

     Section 2.5    Other Payments.
                    --------------

     At the Closing, Buyer shall:

          (a) deliver to Vinod Ramnani a 6% promissory note payable to Vinod Ramnani in the principal amount of $400,000 in the form of Exhibit 2.5(a) (the "Ramnani Note"); and
           ------------

          (b) deliver to Jay Patel a 6% promissory note payable to Jay Patel in the principal amount of $200,000 in the form of Exhibit 2.5(b) (the "Patel
                                                                          -----
     Note").
     ----

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers represent and warrant to Buyer as follows:

     Section 3.1    Organization and Good Standing.
                    ------------------------------

          (a) Section 3.1 of the Disclosure Schedule contains a complete and accurate list for each Acquired Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties and assets owned or used by it, or the nature of the activities conducted by it, requires such qualification.

          (b) Sellers have delivered to Buyer copies of the Organizational Documents of each Acquired Company, as currently in effect.

     Section 3.2    Authority; No Conflict.
                    ----------------------

          (a) This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms, except insofar as enforcement may be limited by bankruptcy, insolvency, or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies. Upon the execution and delivery by Sellers of the Escrow Agreement, the Shareholder Intangibles Purchase Agreement, the Employment Agreements, the Sellers' Release, and the Non-Competition Agreement (collectively, the "Sellers' Closing Documents"), the Sellers' Closing
                         --------------------------
     Documents will constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms, except insofar as enforcement may be limited by bankruptcy, insolvency, or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies. Each Seller (i) has the full power and authority to own the Shares owned by it and (ii) has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and each of the Sellers' Closing Documents to which it is a party and to perform its obligations under this Agreement and each of the Sellers' Closing Documents to which it is a party.

          (b) Except as set forth in Section 3.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement by Sellers nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

               (i)       contravene, conflict with, or result in a violation of
          (A) any provision of the Organizational Documents of the Acquired Companies, or (B) any resolution adopted by the board of directors or the stockholders of any Acquired Company;

               (ii) contravene, conflict with, or result in a violation of any Legal Requirement or any Order to which any Acquired Company or any Seller, or any of the assets or properties owned or used by any Acquired Company, may be subject;

               (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company;

               (iv) cause Buyer or any Acquired Company to become subject to, or to become liable for the payment of, any Tax;

               (v) cause any of the assets owned by any Acquired Company to be reassessed or revalued by any Taxing authority or other Governmental Body;

               (vi) contravene, conflict with, or result in a violation or Breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

               (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets or properties owned or used by any Acquired Company.

          (c) Except as set forth in Section 3.2 of the Disclosure Schedule, no Seller or Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

          (d) Sellers are acquiring the Sellers' Note for their own account and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act. Each Seller is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.

     Section 3.3    Capitalization.
                    --------------

     The authorized equity securities of the Company consist of 100,000 shares of common stock, without par value, of which 76,500 shares are issued and outstanding and constitute the Shares. Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances and each Seller has the right to sell and transfer the Shares owned by it to Buyer hereunder. Thomas Dietiker and Wilma Dietiker jointly own all of the Shares. With the exception of the Shares (all of which are owned by Sellers), all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by one or more of the Acquired Companies, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

     Section 3.4    Financial Statements.
                    --------------------

          (a)  Historical Financial Statements.  Sellers have delivered to Buyer
               -------------------------------
     the following financial statements, certified by Thomas Dietiker and including in each case the related schedules and notes to the extent same exist (collectively, the "Historical Financial Statements"):
                               -------------------------------

               (i) the unaudited consolidated balance sheets of the Acquired Companies at and as of June 30, 2001, 2002, and 2003 (the "Historical Balance Sheets"); and
           -------------------------

               (ii) the related unaudited statements of operations, stockholders' equity, and cash flows for each of the three consecutive fiscal years ended June 30, 2003.

     The Historical Financial Statements are true, correct, and complete in all respects and have been prepared in conformity with GAAP throughout the periods to which such financial statements relate. The Historical Financial Statements fully and fairly present, in all respects, the financial position and results of operations of the Acquired Companies, and the changes in their cash flows, at the dates shown and for the periods therein specified. The Historical Balance Sheets constituting a part of the Historical Financial Statements fully and fairly present, in all respects, all liabilities of the Acquired Companies of the types which are required to be set forth therein as at the date thereof. All normal year-end adjustments necessary to present fully and fairly the financial position and results of operations of the Acquired Companies, and the changes in their cash flows, for the periods covered by the Historical Financial Statements have been made and are reflected therein.

          (b)  Interim Financial Statements.  Sellers have delivered to Buyer
               ----------------------------
     the following financial statements, certified by Thomas Dietiker and including in each case the related schedules and notes to the extent same exist (collectively, the "Interim Financial Statements" and, together with
                               ----------------------------
     the Historical Financial Statements, the "Financial Statements"):
                                               --------------------

               (i) the unaudited consolidated balance sheet of the Acquired Companies at and as of April 30, 2004 (the "Interim Balance
                                                               ---------------
          Sheet"); and
          -----

               (ii) the related unaudited statements of operations, stockholders' equity, and cash flows for the ten months then ended.

     The Interim Financial Statements are true, correct, and complete in all respects, and have been prepared in conformity with GAAP throughout the period to which such financial statements relate, and in all respects on a basis consistent with the Historical Financial Statements, except as otherwise indicated therein. The Interim Financial Statements fully and fairly present, in all respects, the financial position and results of operations of the Acquired Companies and the changes in their cash flows, at the dates shown and for the periods therein specified. The Interim Balance Sheet constituting a part of the Interim Financial Statements fully and fairly presents, in all respects, all liabilities of the Acquired Companies of the types which are required to be set forth therein as and at the dates thereof. All adjustments necessary to present fully and fairly the financial position and results of operations of the Acquired Companies, and the changes in cash flows, have been included in the Interim Balance Sheet, subject to normal year-end adjustments which would not reasonably be expected to be materially adverse to (x) any Acquired Company's business, properties, assets, liabilities, operations, condition (financial or otherwise), or results of operations or (y) the business, properties, assets, liabilities, operations, condition (financial or otherwise), or results of operations of the Acquired Companies taken as a whole.

     Section 3.5    Books and Records.
                    -----------------

     The books of account, minute books, stock record books, and other records of the Acquired Companies, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices, taking into account the size and ownership and management structure of the Acquired Companies. Each Acquired Company has devised and maintains a system of internal accounting controls which the Sellers believe are sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements. The minute books of the Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Acquired Companies, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

     Section 3.6    Real Property; Title to Properties.
                    ----------------------------------

          (a)  Real Property.
               -------------

               (i)       The Acquired Companies do not own any real property.

               (ii) With respect to each Acquired Company, Section 3.6(a) of the Disclosure Schedule lists all of the real property and interests therein leased, subleased, or otherwise occupied or used by such Acquired Company (with all easements and other rights appurtenant to such property, the "Leased Real Property"). For each item of Leased
                                 --------------------
          Real Property, Section 3.6(a) of the Disclosure Schedule also lists the lessor and the lease, sublease, or other agreement pursuant to which the applicable Acquired Company holds a possessory interest in the Leased Real Property and all amendments, renewals, or extensions thereto (each, a "Lease"). Sellers have provided Buyer with a true and
                            -----
          correct copy of each Lease. Each Lease is in full force and effect and constitutes a legal, valid, and binding obligation of the respective parties thereto, except as may be limited by bankruptcy, insolvency, or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies. None of the Acquired Companies is in default under any Lease nor, to Sellers' or the Acquired Companies' Knowledge, is any other party to any Lease in default thereunder; and, to Sellers' and the Acquired Companies' Knowledge, no event has occurred, or is alleged to have occurred, which constitutes (or with lapse of time or giving of notice or both would constitute) a default by any other party to any Lease or a basis for a claim of force majeure or other claim of excusable delay or non-performance thereunder. Except as set forth in Section 3.6(a) of the Disclosure Schedule, the leasehold interest of the applicable Acquired Company with respect to each item of Leased Real Property is free and clear of any Encumbrances. No Acquired Company is a sublessor of, or has assigned any lease covering, any item of Leased Real Property. Leasing commissions or other brokerage fees due from or payable by any Acquired Company with respect to any Lease have been paid in full. The Leased Real Property constitutes all interests in real property currently used in connection with the Acquired Companies' businesses. To Sellers' Knowledge, the Leased Real Property is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any kind or nature, except: (y) those that in the aggregate do not impair the current use or occupancy of the Leased Real Property; and (z) as set forth in the Lease relating to such item. To Sellers' Knowledge, all buildings, plants, structures, and other improvements owned or used by any Acquired Company lie wholly within the boundaries of the Leased Real Property and do not encroach upon the property, or otherwise conflict with the property rights, of any other Person. Except as set forth in Section 3.6(a) of the Disclosure Schedule, and to Sellers' Knowledge, the Leased Real Property complies with all applicable Legal Requirements of any Governmental Entity, and no Acquired Company has received any notifications from any Governmental Entity or insurance company recommending improvements to the Leased Real Property or any other actions relative to the Leased Real Property.

               (iii) No Acquired Company is a party to or bound by any contract or other agreement (including any option) for the purchase or sale of any real estate interest or any contract or other agreement for the lease to or from such Acquired Company of any real estate interest not currently in possession of such Acquired Company.

          (b)  Title to Tangible Property.  Except as set forth in Section
               --------------------------
     3.6(b) of the Disclosure Schedule, each of the Acquired Companies has good and marketable title to all of its tangible assets and properties, in each case free and clear of all Encumbrances. Each of the Acquired Companies leases or owns all tangible properties and assets necessary for the operation of its businesses as currently conducted, and such assets and properties include all of the tangible assets and properties, of every kind and nature, and wherever located, which are utilized by each of the Acquired Companies in the conduct of its business; and all of such tangible properties and assets are located on the Leased Real Property. None of the Acquired Companies has received notice of any violation of, or default under, any Legal Requirement or contractual requirement relating to its owned or leased tangible properties and assets which remains uncured or has not been dismissed. All leases and licenses pursuant to which any of the Acquired Companies leases or licenses tangible property from others are in good standing, valid, and effective in accordance with their respective terms, and there is not, with respect to any of the Acquired Companies, and to Sellers' Knowledge with respect to any other party, under any of such leases or licenses, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default, or would constitute a basis for a claim of force majeure or other claim of excusable delay or non-performance).

     Section 3.7    Condition and Sufficiency of Assets.
                    -----------------------------------

     All of the assets and properties owned or leased by each Acquired Company are structurally sound, free from material defects, in good operating condition and repair, and adequate for the uses to which they are being put. None of such assets or properties is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost, individually or in the aggregate, to such assets or properties. All of such assets and properties are located on the Leased Real Property. The assets and properties owned or leased by the Acquired Companies are sufficient for the continued conduct of the Acquired Companies' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

     Section 3.8    Accounts Receivable.
                    -------------------

     All accounts receivable of the Acquired Companies that are reflected on the 2003 Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the "Accounts
                                                                  --------
Receivable") represent or will represent valid obligations arising from sales
----------
actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the reserve shown on the Closing Adjustment Statement. Subject to such reserve, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within one hundred and twenty (120) days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Section 3.8 of the Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

     Section 3.9    Inventory.
                    ---------

     All inventory of the Acquired Companies, whether or not reflected in the 2003 Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the 2003 Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market value on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Acquired Companies.

     Section 3.10   No Undisclosed Liabilities.
                    --------------------------

     Except as set forth in Section 3.10 of the Disclosure Schedule, the Acquired Companies have no liabilities or obligations (whether known or unknown and whether absolute, accrued, contingent, or otherwise) of a nature required to be disclosed on a balance sheet pursuant to GAAP, except for liabilities or obligations reflected or reserved against in the 2003 Balance

Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

     Section 3.11   Tax Matters.
                    -----------

          (a)  For purposes of this Agreement:

               (i)       "Tax" (or "Taxes" or "Taxable" or "Taxing" where the
                          ---       -----      -------      ------
          context requires) means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other person.

               (ii)      "Tax Return" means any return, declaration, report,
                          ----------
          claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (b) The Acquired Companies have filed all Tax Returns that they were required to file under applicable laws and regulations prior to the Closing Date. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by the Acquired Companies (whether or not shown on any Tax Return) have been paid. No Acquired Company currently is the beneficiary of any extension of time within which to file any Tax Return. With respect to each Acquired Company, no claim has ever been made by an authority in a jurisdiction where such Acquired Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of any of the Acquired Companies.

          (c) The Acquired Companies have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (d) Neither Seller, and no director or officer (or employee responsible for Tax matters) of any Acquired Company, expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed with respect to the Acquired Companies. No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to any Acquired Company. No Acquired Company has received from any foreign, federal, state, or local Taxing authority (including jurisdictions where the Acquired Companies have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or
     (iii) notice of deficiency or proposed
     adjustment for any amount of Tax proposed, asserted, or assessed by any Taxing authority against any Acquired Company. Section 3.11(d) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Acquired Companies for taxable periods ended on or after December 31, 2000, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Sellers have delivered (or have caused the Acquired Companies to deliver) to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any Acquired Company filed or received since December 31, 1999.

          (e) No Acquired Company has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (f) No Acquired Company has filed a consent under Code Section 341(f) concerning collapsible corporations. No Acquired Company is a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Code Section 280G (or any corresponding provision of state, local, or foreign Tax law) or (ii) any amount that will not be fully deductible as a result of Code Section 162(m) (or any corresponding provision of state, local, or foreign Tax law). No Acquired Company has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Acquired Companies have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. No Acquired Company is a party to or bound by any Tax allocation or sharing agreement. No Acquired Company
     (i) has been a member of an affiliated group (within the meaning Code
     Section 1504(a) or any similar provision of state, local, or foreign law) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has, to Sellers' Knowledge, any liability for the Taxes of any person under Treasury Regulations
     Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (g) The unpaid Taxes of the Acquired Companies (i) did not, as of the date of the Interim Balance Sheet, exceed the reserve for Tax liabilities (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Interim Balance Sheet (other than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Acquired Companies in filing their Tax Returns. Since the date of the Interim Balance Sheet, no Acquired Company has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business of such Acquired Company consistent with past custom and practice.

          (h) No Acquired Company will be required to include any item of income in, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date;
     (ii) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local, or foreign income Tax law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local, or foreign income Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

          (i) No Acquired Company has distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361.

     Section 3.12   No Material Adverse Change.
                    --------------------------

     Since the date of the 2003 Balance Sheet, there has not been any material adverse change in the business, operations, properties, assets, liabilities, or condition (financial or otherwise) of any Acquired Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

     Section 3.13   Employee Benefit Plans.
                    ----------------------

          (a) Section 3.13(a) of the Disclosure Schedule contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life, or other insurance, supplemental unemployment benefits, profit-sharing, 401(k) pension or retirement plan, program, agreement, or arrangement, and each other employee benefit plan, program, agreement, or arrangement, sponsored, maintained, or contributed to or required to be contributed to by any of the Acquired Companies or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that
                                                         ---------------
     together with the Acquired Companies would be deemed a "single employer" within the meaning of Section 4001(b) (l) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any employee or former employee of
                  -----
     the Acquired Companies, whether formal or informal and whether legally binding or not (the "Benefit Plans"). Section 3.13(a) of the Disclosure
                          -------------
     Schedule identifies each of the Benefit Plans that is an "employee welfare benefit plan" or "employee pension benefit plan" as such terms are defined in Sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans").
                             -----------

          (b) Except as set forth in Section 3.13(b) of the Disclosure Schedule, with respect to each of the Benefit Plans, the Company has provided to Buyer true, current, and complete copies of each of the following documents: (i) a copy of each Benefit Plan (including all amendments, insurance and annuity contracts, funding media, and all other documents relating thereto) or, in the case of unwritten Benefit Plans, descriptions thereof; (ii) the annual report on Form 5500 (and accompanying schedules attached thereto), for each of the last three years; (iii) the financial statements with respect to each such Benefit Plan for the last three years; (iv) the most recent summary plan description for each Benefit Plan for which a summary plan description is required; (v) the most recent determination letter received from the IRS with respect to each Benefit Plan that is intended to be qualified under Section 401 of the Code, and any outstanding requests for determination letters; and (vi) each trust agreement relating to any Benefit Plan.

          (c) None of the Acquired Companies, any ERISA Affiliate, any of the ERISA Plans, any trust created thereunder, nor any trustee or administrator thereof or any Seller has engaged in a transaction or has taken or failed to take action in connection with which the Acquired Companies, any ERISA Affiliate, any of the ERISA Plans, any such trust, any trustee or administrator thereof, or any party dealing with the ERISA Plans or any such trust could be subject to either a civil penalty assessed pursuant to
     Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4980B of the Code.

          (d) Each of the Benefit Plans has been and is operated and administered in accordance with its terms and in material compliance with applicable requirements of the Code, ERISA, and other applicable Legal Requirements and may in accordance with its terms be amended or terminated at any time.

          (e) Each ERISA Plan intended to qualify under the Code has received a favorable determination letter as to its qualification under the Code, and to the Knowledge of Sellers and the Acquired Companies, no such determination letter has been revoked and nothing has occurred, whether action or failure to act, which would cause the loss of such qualification or which would result in costs to the Acquired Companies under the IRS's Employee Plans Compliance Resolution System. All ERISA Plans have been amended to comply with the recent tax legislation commonly known as "GUST" and "EGTRRA" within the applicable remedial amendment period and each ERISA Plan has filed or will file for a favorable determination letter with the IRS covering the changes required by GUST within the applicable remedial amendment period.

          (f) None of the Acquired Companies nor any ERISA Affiliate contributes, is obligated to contribute, or has ever been obligated to contribute to a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

          (g) None of the Acquired Companies maintains, contributes to, or has any liability or obligation with respect to an employee welfare benefit plan that provides health or life insurance or other benefits for current or future retired or terminated employees or directors (or any spouse or dependents thereof).

          (h) Except as set forth in Section 3.13(h) of the Disclosure Schedule, no plans, agreements, understandings, or arrangements exist that could result in the payment to any employee of the Acquired Companies of any money or other property rights or accelerate or provide any other rights or benefits to any such employee as a result of (i) the transactions contemplated by this Agreement (whether or not such payment, acceleration, or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code) or whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provision to be triggered) or (ii) the severance, termination, or resignation of any such employee.

          (i) No Benefit Plan is (i) a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) (the "Defined Benefit Plans") or (ii)
                                              ---------------------
     subject to the minimum funding requirements of Section 412 of the Code or
     Part 3 of Title I or ERISA;

          (j) None of the Acquired Companies nor any ERISA Affiliate has ever withdrawn (partially or totally within the meaning of ERISA) from any Benefit Plan; and, without limitation by reference to any other provision of the Agreement or any Schedule annexed hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will result in the withdrawal (partial or total within the meaning of ERISA) from any Benefit Plan, or in any withdrawal or other liability of any nature to any of the Acquired Companies, any ERISA Affiliate, or Buyer under any Benefit Plan;

          (k) There are no contributions which are, or hereafter will be, required to have been made to trusts in connection with "defined contribution plans" (within the meaning of section 3(34) of ERISA) with respect to services rendered by employees of any of the Acquired Companies prior to the Closing Date;

          (l) Other than claims in the ordinary course for benefits with respect to the Benefit Plans, there are no actions, suits, or claims, or any investigation or audit by a Governmental Body, pending or, to the Knowledge of Sellers and the Acquired Companies, threatened with respect to any Benefit Plan or Multiemployer Plan, or to the Knowledge of Sellers and the Acquired Companies, any circumstances which might give rise to any liability of the Acquired Companies, or any of them, under any such action, suit, or claims; and

          (m) No Benefit Plan provides welfare benefits subsequent to the termination of employment to employees or their dependents, except to the extent required by applicable state laws or Part 6 of Title I of ERISA.

     Section 3.14   Compliance with Legal Requirements; Governmental
                    ------------------------------------------------
Authorizations.

          (a)     Except as set forth in Section 3.14 of the Disclosure
     Schedule:

               (i) each Acquired Company is, and at all times since January 1, 1999 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets or properties, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, properties, assets, liabilities, operations, or condition (financial or otherwise) of such Acquired Company;

               (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time): (A) may constitute or result in a violation by any Acquired Company of, or a failure on the part of any Acquired Company to comply with, any Legal Requirement; or (B) may give rise to any obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

               (iii) no Acquired Company has received, at any time since January 1, 1999, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding: (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement; or (B) any actual, alleged, possible, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

          (b) Section 3.14 of the Disclosure Schedule contains a complete and accurate list of each Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or to any of the assets or properties owned or used by, any Acquired Company. Each Governmental Authorization listed or required to be listed in Section 3.14 of the Disclosure Schedule is valid and in full force and effect. Except as set forth in Section 3.14 of the Disclosure Schedule:

               (i) each Acquired Company is, and at all times since January 1, 1999 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Section 3.14 of the Disclosure Schedule, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, properties, assets, liabilities, operations, or condition (financial or otherwise) of such Acquired Company;

               (ii) to Sellers' and the Acquired Companies' Knowledge, no event has occurred or circumstance exists that may (with or without notice or lapse of time): (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Section 3.14 of the Disclosure Schedule; or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Section
          3.14 of the Disclosure Schedule;

               (iii) no Acquired Company has received, at any time since January 1, 1999, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding: (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization; or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

               (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Section 3.14 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

     To Sellers' Knowledge, the Governmental Authorizations listed in Section
     3.14 of the Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Acquired Companies to own and use their assets and properties in the manner in which they currently own and use such assets.

     Section 3.15   Legal Proceedings; Orders.
                    -------------------------

          (a) Except as set forth in Section 3.15(a) of the Disclosure Schedule, there is no pending Proceeding:

               (i) that has been commenced by or against any Acquired Company or that otherwise relates to or may affect the business of, or any of the assets or properties owned or used by, any Acquired Company or any Seller; or

               (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

     To the Knowledge of Sellers and the Acquired Companies, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Section 3.15(a) of the Disclosure Schedule. The Proceedings listed in Section 3.15(a) of the Disclosure Schedule are not reasonably expected to have a material adverse effect on the business, operations, properties, assets, or condition (financial or otherwise) of any Acquired Company.

          (b)  Except as set forth in Section 3.15(b) of the Disclosure
     Schedule:

               (i) there is no Order to which any of the Acquired Companies, or any of the assets or properties owned or used by any Acquired Company, is subject;

               (ii) no Seller is subject to any Order that relates to the business of, or any of the assets or properties owned or used by, any Acquired Company; and

               (iii) no officer, director, or employee of any Acquired Company is subject to any Order that prohibits such officer, director, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any Acquired Company.

          (c)  Except as set forth in Section 3.15(c) of the Disclosure
     Schedule:

               (i) each Acquired Company is, and at all times since January 1, 1999 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets or properties owned or used by it, is or has been subject;

               (ii) to Sellers' and the Acquired Companies' Knowledge, no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any Acquired Company, or any of the assets or properties owned or used by any Acquired Company, is subject; and

               (iii) no Acquired Company has received, at any time since January 1, 1999, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which any Acquired Company, or any of the assets or properties owned or used by any Acquired Company, is or has been subject.

     Section 3.16   Absence of Certain Changes and Events.
                    -------------------------------------

     Except as set forth in Section 3.16 of the Disclosure Schedule, since the date of the 2003 Balance Sheet, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

          (a) change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock;

          (b)  amendment to the Organizational Documents of any Acquired
     Company;

          (c) payment by any Acquired Company of any bonuses, or increase by any Acquired Company of any salaries, or payment by any Acquired Company of any other compensation to any stockholder, director, or (except in the Ordinary Course of Business) officer or employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

          (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

          (e) damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, or financial condition, of the Acquired Companies, taken as a whole;

          (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $3,000;

          (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Acquired Company, including the sale, lease, or other disposition of any of the Subject Proprietary Rights;

          (h) cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $5,000;

          (i) material change in the accounting methods used by any Acquired Company; or

          (j) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

     Section 3.17   Contracts; No Defaults.
                    ----------------------

          (a) Section 3.17(a) of the Disclosure Schedule contains a complete and accurate list, and Sellers have delivered to Buyer true and complete copies, of:

               (i) each Applicable Contract that involves performance of services or delivery of goods or materials by one or more Acquired Companies of an amount or value in excess of $3,000.

               (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to one or more Acquired Companies of an amount or value in excess of $3,000.

               (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of one or more Acquired Companies in excess of $3,000.

               (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $1,000 and with terms of less than one year);

               (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, service marks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Subject Proprietary Rights;

               (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

               (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

               (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of any Acquired Company or any Affiliate of an Acquired Company or limit the freedom of any Acquired Company or any Affiliate of an Acquired Company to engage in any line of business or to compete with any Person;

               (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

               (x) each power of attorney that is currently effective and outstanding;

               (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by any Acquired Company to be responsible for consequential damages;

               (xii) each Applicable Contract for capital expenditures in excess of $1,000;

               (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by any Acquired Company other than in the Ordinary Course of Business; and

               (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

          (b) Except with respect to the Contemplated Transactions, or as otherwise set forth in Section 3.17(b) of the Disclosure Schedule:

               (i) no Seller (and no Related Person of any Seller) has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any material Contract that relates to the business of, or any of the assets or properties owned or used by, any Acquired Company; and

               (ii) to the Knowledge of Sellers and the Acquired Companies, no officer, director or employee of any Acquired Company is bound by any Contract that purports to limit the ability of such officer, director or employee to: (A) engage in or continue any conduct, activity, or practice relating to the business of any Acquired Company; or (B) assign to any Acquired Company or to any other Person any rights to any invention, improvement, or discovery.

          (c) Except as set forth in Section 3.17(c) of the Disclosure Schedule, each Contract identified or required to be identified in Section 3.17(a) of the Disclosure Schedule is in full force and effect and is valid and enforceable in accordance with its terms.

          (d)  Except as set forth in Section 3.17(d) of the Disclosure
     Schedule:

               (i) each Acquired Company is, and at all times since January 1, 1999 has been, in full compliance with all material terms and requirements of each Contract under which such Acquired Company has or had any obligation or liability or by which such Acquired Company or any of the assets or properties owned or used by such Acquired Company is or was bound;

               (ii) to Sellers' Knowledge, each other Person that has or had any obligation or liability under any Contract under which an Acquired Company has or had any rights is, and at all times since January 1, 1999 has been, in compliance with all material terms and requirements of such Contract;

               (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or Breach of, or give any Acquired Company or, to Sellers' or the Acquired Companies' Knowledge, other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

               (iv) no Acquired Company has given to or received from any other Person, at any time since January 1, 1999, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or Breach of, or default under, any Contract.

          (e) Except as set forth in Section 3.17(e) of the Disclosure Schedule, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any Acquired Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

          (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Acquired Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

     Section 3.18   Insurance.
                    ---------

          (a)  Sellers have delivered to Buyer:

               (i) true and complete copies of all policies of insurance to which any Acquired Company is a party or under which any Acquired Company, or any director of any Acquired Company, is covered as of the date of this Agreement;

               (ii) true and complete copies of all pending applications for policies of insurance; and

               (iii) any statement by the auditor of any Acquired Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

          (b)  Section 3.18(b) of the Disclosure Schedule describes:

               (i) any self-insurance arrangement by or affecting any Acquired Company, including any reserves established thereunder; and

               (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by any Acquired Company.

          (c) Section 3.18(c) of the Disclosure Schedule sets forth, by year, for the current policy year and each of the preceding policy years a summary of the loss experience under each policy.

          (d)  Except as set forth in Section 3.18(d) of the Disclosure
     Schedule:

               (i) All policies to which any Acquired Company is a party or that provide coverage to any Seller, any Acquired Company, or any director or officer of an Acquired Company:

                    (A)  are valid, outstanding, and enforceable;

                    (B) taken together, provide adequate insurance coverage for the assets and the operations of the Acquired Companies;

                    (C) are sufficient for compliance with all Legal Requirements and Contracts to which any Acquired Company is a party or by which any of them is bound;

                    (D) will continue in full force and effect following the consummation of the Contemplated Transactions; and

                    (E) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of any Acquired Company.

               (ii) To Sellers' and the Acquired Companies' Knowledge, no Seller or Acquired Company has received:

                    (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights; or

                    (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

               (iii) The Acquired Companies have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which any Acquired Company is a party or that provides coverage to any Acquired Company or director thereof.

               (iv) The Acquired Companies have given notice to the insurer of all claims that may be insured thereby.

     Section 3.19   Environmental Matters.
                    ---------------------

          (a)  Environmental Permits.  Each Acquired Company possesses all
               ---------------------
     Environmental Permits which it has reasonably determined to be necessary in order to conduct its business as it is now being conducted. A true and complete copy of each Environmental Permit issued to each Acquired Company has been delivered to Buyer. Each Environmental Permit issued to the Acquired Companies is in full force and effect. Each Acquired Company is in compliance with all material requirements, terms, and provisions of the Environmental Permits issued to such Acquired Company and has filed on a timely basis (and updated as required) all reports, notices, applications, or other documents required to be filed pursuant to the Environmental Permits. Section 3.19(a) of the Disclosure Schedule lists all of the Environmental Permits issued to or held by the Acquired Companies. The Acquired Companies shall utilize commercially reasonable efforts to have any Environmental Permits that will expire or otherwise become ineffective on or before the Closing Date to be renewed or reissued prior to the Closing Date so as to allow Buyer to continue the Business without interruption after the Closing Date.

          (b)  Compliance With Environmental Laws.  Each Acquired Company is,
               ----------------------------------
     and at all times has been, in compliance with all Environmental Permits and Environmental Laws applicable to its business, assets, or any of the Facilities, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Facilities or on the business, properties, assets, liabilities, operations, condition (financial or otherwise), or results of operations of such Acquired Company or the Acquired Companies taken as a whole.

          (c)  Reports, Disclosures, and Notifications.  Since January 1, 1999,
               ---------------------------------------
     each Acquired Company has filed on a timely basis (and updated as required) all reports, disclosures, notifications, applications, pollution prevention, stormwater prevention or discharge prevention or response plans or other emergency or contingency plans required to be filed under Environmental Laws, including Title III of the Superfund Amendments and Reauthorization Act, 42 U.S.C. Sec.11001 et seq., except where such failure
                                              -- ---
     to do so would not, individually or in the aggregate, result in, or reasonably be expected to result in, a material adverse effect on the Facilities or on the business, properties, assets, liabilities, operations, condition (financial or otherwise), or results of operations of such Acquired Company or the Acquired Companies taken as a whole. Section 3.19(c) of the Disclosure Schedule lists all such reports, disclosures, notifications, applications, and plans filed by each Acquired Company under Environmental Laws. All such reports, disclosures, notifications, applications, and plans are true, accurate, and complete in all material respects.

          (d)  Notices.  None of the Acquired Companies has received any written
               -------
     or oral notice from any Governmental Body that any of the Acquired Companies or any of the Facilities:

               (i) is in violation of the requirements of any Environmental Permit or Environmental Laws;

               (ii) is the subject of any suit, claim, proceeding, demand, order, investigation, or request or demand for information arising under any Environmental Permit or Environmental Laws; or

               (iii) has actual or potential Liability under any Environmental Laws, including CERCLA, RCRA, or any comparable state or local Environmental Laws.

          (e)  No Reporting or Remediation Obligations.  There are no
               ---------------------------------------
     Environmental Conditions arising out of or relating to any of the Acquired Companies, any of their respective businesses, or the use, operation, or occupancy by any of the Acquired Companies of any of the Facilities that result or reasonably could be expected to result in: (i) any obligation of any Acquired Company to file any report or notice, to conduct any investigation, sampling or monitoring, or to effect any environmental cleanup or remediation, whether on-site or offsite; or (ii) liability, either to Governmental Bodies, including Environmental Authorities, or third parties, for damages (whether to person, property or natural resources), cleanup costs, or remedial costs of any kind or nature whatsoever.

          (f)  Encumbrances.  None of the Acquired Companies has received any
               ------------
     written or oral notice from any Governmental Body that a federal, state, local, or municipal governmental agency or authority, including any Environmental Authority, has obtained or asserted an Encumbrance upon any of the Facilities or any other property of any Acquired Company as a result of any Release, use, or cleanup of any Hazardous Material for which any Acquired Company is legally responsible, nor has any such Release, use, or cleanup occurred which would be likely to result in the assertion or creation of such an Encumbrance.

          (g)  Storage, Transport, or Disposal of Hazardous Materials.
               ------------------------------------------------------

               (i) To Sellers' and the Acquired Companies' Knowledge, there is not now located on any of the Facilities any areas or vessels used or intended for the treatment, storage, or disposal of Hazardous Materials, including drum storage areas, surface impoundments, incinerators, landfills, tanks, lagoons, ponds, waste piles, or deep well injection systems.

               (ii) With respect to each Acquired Company, Section 3.19(g)(ii) of the Disclosure Schedule sets forth a list of all arrangements by such Acquired

          Company since January 1, 1999 of transport for storage, treatment or disposal, by contract, agreement, or otherwise, of any Hazardous Material at or to any location, including any location used for the treatment, storage, or disposal of Hazardous Materials. To Sellers' and the Acquired Companies' Knowledge, none of the locations identified in Section 3.19(g)(ii) of the Disclosure Schedule is listed on the National Priorities List or the Comprehensive Environmental Response Compensation and Liability Information System list or any equivalent or analogous federal or state list of contaminated properties.

          (h)  Future Laws.  To Sellers' and the Acquired Companies' Knowledge,
               -----------
     there are no Environmental Laws currently enacted or promulgated, but as to which compliance is not yet required, that would require any Acquired Company or Buyer to take any action at any of the Facilities within one (1) year from the effective date of this Agreement in order to bring the Acquired Companies' businesses or the operations at the Facilities as presently conducted into compliance with such Environmental Laws.

     Section 3.20   Employees.
                    ---------

          (a) Section 3.20(a) of the Disclosure Schedule contains a complete and accurate list of all Contracts and other agreements and arrangements (whether written or oral) between any Acquired Company and any employee or director, or former employee or director, of such Acquired Company with regard to compensation or severance, including any agreement with regard to salary, wages, bonuses, commissions, change-of-control, pension, options, retirement, or profit-sharing, whether individually or collectively.

          (b) Sellers have provided to Buyer a complete and accurate list of the following information for each employee or director of the Acquired Companies, including each employee on leave of absence or layoff status: name; employer; job title; current compensation paid or payable; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Benefit Plan, ERISA Plan, or Defined Benefit Plan, or any other employee, executive, or director benefit plan.

          (c) No employee or director of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights
                                                      ------------------
     Agreement") that in any way adversely affects or will affect (i) the
     ---------
     performance of his duties as an employee or director of the Acquired Companies, or (ii) the ability of any Acquired Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Acquired Companies by any such employee or director. To Sellers' Knowledge, except as set forth in Section 3.20(c) of the Disclosure Schedule, no director, officer, or other key employee of any Acquired Company intends to terminate his employment with such Acquired Company.

          (d) Section 3.20(d) of the Disclosure Schedule contains a complete and accurate list of the following information for each retired employee or director of the Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name; pension benefit; pension option election; retiree medical insurance coverage; retiree life insurance coverage; and other benefits.

     Section 3.21   Labor Relations; Compliance.
                    ---------------------------

     Since January 1, 1999, no Acquired Company has been or is a party to any collective bargaining or other labor Contract. Since January 1, 1999, there has not been, there is not presently pending or existing, and to Sellers' Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting any Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Acquired Companies or their premises, or (c) any application for certification of a collective bargaining agent. To Sellers' and the Acquired Companies' Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute.
There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company. Each Acquired Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. No Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with the foregoing sentence.

     Section 3.22     Intellectual Property.
                      ---------------------

          (a) Section 3.22 of the Disclosure Schedule contains a complete and correct list and brief description of all Proprietary Rights owned by the Acquired Companies and the Sellers (separately listed for each Acquired Company and each Seller) (collectively, the "Subject Proprietary Rights").
                                                  --------------------------
     The Acquired Companies or Thomas Dietiker owns the entire right, title, and interest in and to all of the Subject Proprietary Rights. Except as set forth in Section 3.22 of the Disclosure Schedule, no Acquired Company or Thomas Dietiker is a party to any agreement by which it is granted a license or by which it grants a license on proprietary property owned by it or by which it agrees to maintain the secrecy or confidentiality of any proprietary information. The Subject Proprietary Rights and the agreements listed in Section 3.22 of the Disclosure Schedule are all rights material to the operation and conduct of the business of each of the Acquired Companies as currently operated and conducted. None of the Subject Proprietary Rights set forth in such Section 3.22 of the Disclosure Schedule are subject to any pending or, to Sellers' Knowledge, threatened challenge nor have the Acquired Companies or Sellers received any notice or otherwise been advised that the foregoing are invalid or conflict with or infringe the asserted rights of others. No Acquired Company and no Seller has any Knowledge that any third party is infringing any of the Subject Proprietary Rights. No

     Acquired Company and no Seller has any liability for, or has given indemnification for, patent infringement as to any equipment, materials, or supplies manufactured, used, or sold by it, other than in the Ordinary Course of Business. To the Knowledge of the Acquired Companies and Sellers, no Acquired Company and no Seller has caused or allowed any of its trade secrets, know-how, or other confidential intellectual or intangible property rights to enter into the public domain.

          (b) The Acquired Companies and Thomas Dietiker have good and marketable title to all intangible property described in Section 3.22 of the Disclosure Schedule, subject to no Encumbrances except as set forth in
     Section 3.22 of the Disclosure Schedule.

          (c) No Acquired Company and no Seller has granted to any other persons or businesses the right to use any trademarks or service marks set forth in Section 3.22 of the Disclosure Schedule, or any variant thereof, singly or in combination with any other term, and no persons or businesses otherwise using any such trademark or service mark, or any variant thereof, singly or in combination with any other term, have ever attempted to restrain any of the Acquired Companies or either Seller from using such trademark or service mark or any variant thereof, singly or in combination with any other term.

     Section 3.23   Certain Payments.
                    ----------------

     Since January 1, 1999, no Acquired Company or director, officer, or employee of any Acquired Company has directly or indirectly:

          (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kick-back, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company or any Affiliate of an Acquired Company, or (iv) in violation of any Legal Requirement; or

          (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

     Section 3.24   Relationships with Related Persons.
                    ----------------------------------

     No Seller or any Related Person of Sellers or of any Acquired Company has, or since January 1, 2002 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Acquired Companies' businesses. No Seller or any Related Person of Sellers or of any Acquired Company is, or since January 1, 2002 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with any Acquired Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Acquired Companies at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with any Acquired Company with respect to any line of the products or services of such Acquired Company (a "Competing Business") in any market presently served by such
                     ------------------
Acquired Company

(except for the ownership of less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market). Except as set forth in Section
3.24 of the Disclosure Schedule, no Seller or any Related Person of Sellers or of any Acquired Company is a party to any Contract with, or has any claim or right against, any Acquired Company.

     Section 3.25   Product Defects.
                    ---------------

     To Sellers' and the Acquired Companies' Knowledge, there are no defects in the design, construction, or manufacture of any of the products or accessories manufactured, distributed, sold, leased or delivered by any Acquired Company which would adversely affect the performance and quality of such products or accessories. The Acquired Companies maintain sufficient documentation with respect to the foregoing products and accessories to permit the repeatable manufacture of such products and accessories and to permit adequate quality control and assurance. To the Knowledge of the Sellers and the Acquired Companies, the foregoing documentation does not infringe upon the rights of any Persons other than the Acquired Companies.

     Section 3.26   Product and Service Warranties.
                    ------------------------------

     Each product manufactured, distributed, sold, leased, or delivered, and each service provided by, each Acquired Company has been in conformity with all applicable contractual commitments. No Acquired Company has had any Liability for replacement or repair of any such product or service or other damages in connection therewith, subject only to any reserve for warranty claims set forth on the face of the Interim Balance Sheet, as adjusted for the passage of time in accordance with the past custom and practice of such Acquired Company. Section
3.26 of the Disclosure Schedule contains copies of the standard terms and conditions of sale for each Acquired Company (containing applicable guaranty, warranty, and indemnity provisions). No Acquired Company has had any Liability arising out of any injury to any individual or property as a result of the ownership, possession, or use of any product manufactured, distributed, sold, leased, or delivered, or any service provided, by any Acquired Company.

     Section 3.27   Supplies and Equipment.
                    ----------------------

     No Acquired Company has any material problem in obtaining, in a timely manner and at market prices, any and all materials, supplies, equipment, and services used in its business and no Acquired Company currently anticipates it will incur problems with respect to the availability of such materials, supplies, equipment, and services after the Closing. No customer or supplier of any Acquired Company has, within the previous twelve (12) months, cancelled or threatened to cancel or otherwise modify its relationship with such Acquired Company.

     Section 3.28   Customers and Suppliers.
                    -----------------------

     With respect to the last fiscal year and the current fiscal year to date,
Section 3.28 of the Disclosure Schedule lists (i) the ten largest (by dollar volume) customers of the Acquired Companies during each such period (showing the volume in dollars for each such period) and (ii) the ten largest (by dollar volume) product generators or other suppliers of the Acquired Companies during each such period (showing the volume in dollars for each such period). Since the date of the Interim Balance Sheet, no customer or supplier listed in Section
3.28 of the Disclosure Schedule has notified any Acquired Company or any Seller, orally or in writing, of a likely decrease in the volume of purchases from or sales to any Acquired Company, or a decrease in the price that any such customer is willing to pay for products or services of any Acquired Company, or an increase in the price that any such supplier will charge for products or services sold to any Acquired Company, or of the bankruptcy or liquidation of any such customer or supplier.

     Section 3.29   Bank Accounts.
                    -------------

     With respect to each Acquired Company, Section 3.29 of the Disclosure Schedule sets forth a complete and accurate list of all bank and/or brokerage accounts maintained in the name of such Acquired Company and a brief description of Persons having a power to sign on behalf of such Acquired Company with respect to each such account.

     Section 3.30   Brokers or Finders.
                    ------------------

     Other than fees payable to EMA Partners, LLC (which are the sole responsibility of Sellers), neither Sellers nor any Acquired Company, nor any of their respective agents or representatives, have incurred any obligation or liability, contingent or otherwise, for any brokerage or finders' fees, agents' commissions, or any other similar payment in connection with this Agreement.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Sellers as follows:

     Section 4.1    Organization And Good Standing.
                    ------------------------------

     Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey.

     Section 4.2    Authority; No Conflict.
                    ----------------------

          (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except insofar as enforcement may be limited by bankruptcy, insolvency, or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies. Upon the execution and delivery by Buyer of the Escrow Agreement, the Shareholder Intangibles Purchase Agreement, the Employment Agreements, Noncompetition Agreements, and the Sellers' Note (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute
      -------------------------
     the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except insofar as enforcement may be limited by bankruptcy, insolvency, or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents. Buyer's financial resources are sufficient to purchase the Shares pursuant to the terms and conditions set forth in this Agreement.

          (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will, directly or indirectly (with or without notice or lapse of time):

               (i) give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions;

               (ii)      contravene, conflict with, or result in a violation of
          (A) any provision of the Organizational Documents of Buyer, or (B) any resolution adopted by the board of directors of the Buyer;

               (iii) contravene, conflict with, or result in a violation of any Legal Requirement or any Order to which Buyer may be subject; or

               (iv) contravene, conflict with, or result in a violation of any of the terms or requirements of, any Governmental Authorization that is held by Buyer.

          (c) Buyer is not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, except such Consents as have been obtained prior to the date hereof.

     Section 4.3    Investment Intent.
                    -----------------

     Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

     Section 4.4    Certain Proceedings.
                    -------------------

     There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

     Section 4.5    Brokers or Finders.
                    ------------------

     Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees, agents' commissions, or any other similar payment in connection with this Agreement.

     Section 4.6    SEC Filings; Financial Statements.
                    ---------------------------------

          (a) Buyer has filed all required reports and all required schedules, forms, statements, and other documents with the Securities and Exchange Commission ("SEC") since May 31, 2003 (the "Buyer SEC Reports"). With the
                  ---                            -----------------
     exceptions of any Forms 3, 4, and 5 and any Schedule 13D filed by Buyer on behalf of Buyer's stockholders, the Buyer SEC Reports (i) were prepared in compliance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Buyer SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and except as unaudited statements do not contain footnotes in substance or form required by GAAP, as is permitted by Form 10-Q of the Exchange Act) and each fairly presents the consolidated financial position of Buyer at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited consolidated interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

     Section 4.7    Compliance.
                    ----------

     Buyer is not in violation of any material terms or provision of its Organizational Documents, or of any material term of any instrument, indenture, loan agreement, other agreement, judgment, decree, order, or Legal Requirement applicable to Buyer where the failure of compliance would have a material adverse effect on the business, properties, assets, liabilities, operations, condition (financial or otherwise), or results of operations of Buyer, or which, to Buyer's Knowledge, could reasonably be expected to cause Buyer to be unable to satisfy its obligations under the agreements and documents entered into by it in connection with the Contemplated Transactions.

                                    ARTICLE V

                             [INTENTIONALLY OMITTED]

                                   ARTICLE VI

                             [INTENTIONALLY OMITTED]

                                   ARTICLE VII

               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     Section 7.1    Accuracy Of Representations.
                    ---------------------------

          (a) All of Sellers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), without giving effect to any supplement to the Disclosure Schedule.

          (b) Each of Sellers' representations and warranties that contains an express materiality qualification, must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), without giving effect to any supplement to the Disclosure Schedule.

     Section 7.2    Sellers' Performance.
                    --------------------

          (a) All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

          (b) Each document required to be delivered pursuant to Section 2.4 must have been delivered.

     Section 7.3    Consents.
                    --------

     All consents, approvals, permits, and orders necessary or desirable for the consummation of the transactions contemplated by this Agreement or to ensure that, subsequent to the Closing, Buyer shall continue to realize the material benefits of the assets and properties of the Acquired

Companies, shall have been obtained, and all applicable mandated waiting periods in respect of the transactions contemplated hereby shall have expired without adverse action.

     Section 7.4    Additional Documents.
                    --------------------

     Each of the following documents must have been delivered to Buyer:

          (a) an opinion of Jacobs Chase Frick Kleinkopf & Kelley, LLC, counsel to Sellers, dated the Closing Date, in the form of Exhibit 7.4(a);
                                                        --------------

          (b)  an Estoppel Certificate and Landlord's Consent in the form of
     Exhibit 7.4(b), duly executed by the Company and Madison Avenue North and
     --------------
     dated as of a date not more than fifteen (15) days prior to the Closing Date; and

          (c) such other documents as Buyer may reasonably request for the purpose of:

               (i) enabling its counsel to provide the opinion referred to in Section 8.4(a);

               (ii) evidencing the accuracy of any of Sellers' representations and warranties;

               (iii) evidencing the performance by any Seller of, or the compliance by any Seller with, any covenant or obligation required to be performed by or complied with by such Seller;

               (iv) evidencing the satisfaction of any condition referred to in this Article VII; or

               (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

     Section 7.5    No Proceedings.
                    --------------

     Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any
Proceeding:

          (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions; or

          (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

     Section 7.6    No Claim Regarding Stock Ownership or Sale Proceeds.
                    ---------------------------------------------------

     There must not have been made or Threatened by any Person any claim asserting that such Person:

          (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies; or

          (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

     Section 7.7    No Prohibition.
                    --------------

     Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under:

          (a)  any applicable Legal Requirement or Order; or

          (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

     Section 7.8    Certified Resolutions.
                    ---------------------

     Buyer shall have received a certificate of the Secretary of each of the Acquired Companies, in form and substance satisfactory to Buyer, with respect to all corporate proceedings and authorizations with respect to this Agreement and the Contemplated Transactions, their respective Organizational Documents, and the incumbency of the officers executing this Agreement or any certificate or document contemplated hereby.

     Section 7.9    Contemporaneous Transaction.
                    ---------------------------

     All of the Shares shall contemporaneously be purchased hereunder.

     Section 7.10   No Material Adverse Change.
                    --------------------------

     Since the date hereof, there shall not have occurred any material adverse change in the businesses, properties, assets, liabilities, operations, condition (financial or otherwise), or results of operations of the Acquired Companies, taken as a whole.

     Section 7.11   Closing Statement.
                    -----------------

     Buyer shall have accepted the Closing Statement.

     Section 7.12   Real Property Holding Company Affidavit.
                    ---------------------------------------

     Each Acquired Company shall have delivered to Buyer an affidavit, under penalties of perjury, stating that such Acquired Company is not and has never been a United States real property holding corporation, dated as of the date of the Closing and in form and substance required under Treasury Regulation Section 1.897-2(h) so that Buyer is exempt from withholding any portion of the Purchase Price thereunder.

     Section 7.13   Airplane Guaranty.
                    -----------------

     The Company shall have been released from any and all obligations under the Guaranty, dated as of July 27, 2001, by the Company in favor of U.S. Bancorp Equipment Finance, Inc. (formerly known as U.S. Bancorp Leasing & Financial) (the "Guaranty") such that the Guaranty is not an obligation of the Acquired
      --------
Companies as of or subsequent to the Closing.

     Section 7.14   Customer Interviews.
                    -------------------

     Buyer shall have completed, and shall be reasonably satisfied with, its customer interviews.

     Section 7.15   Resignations of Directors.
                    -------------------------

     All members of each Board of Directors of each Acquired Company immediately prior to the Closing shall have duly resigned.

     Section 7.16   Discharge of Liabilities.
                    ------------------------

     Sellers shall have caused the Acquired Companies to fully discharge all of the Liabilities of the Acquired Companies set forth on Schedule 7.16 such that
                                                       -------------
these Liabilities are not obligations of the Acquired Companies as of or subsequent to the Closing.

     Section 7.17   OCI Supply Agreement.
                    --------------------

     Buyer and OCI shall have entered into a supply agreement substantially in the form of Exhibit 7.17 (the "Supply Agreement").
            ------------       ----------------

     Section 7.18   OCI Release.
                    -----------

     The Company and OCI shall have entered into a Release substantially in the form of Exhibit 7.18.
        ------------

                                  ARTICLE VIII

              CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

     Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

     Section 8.1    Accuracy Of Representations.
                    ---------------------------

     All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all respects as of the date of this Agreement and must be accurate in all respects as of the Closing Date as if made on the Closing Date.

     Section 8.2    Buyer's Performance.
                    -------------------

          (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

          (b) Each document required to be delivered pursuant to Section 2.4 must have been delivered by Buyer.

          (c) Buyer must have made the Closing Cash Payment required to be made by Buyer pursuant to Section 2.4(b)(i).

     Section 8.3    Consents.
                    --------

     All consents, approvals, permits, and orders necessary or desirable for the consummation of the transactions contemplated by this Agreement, shall have been obtained, and all applicable mandated waiting periods in respect of the transactions contemplated hereby shall have expired without adverse action.

     Section 8.4    Additional Documents.
                    --------------------

     Buyer must have caused the following documents to be delivered to Sellers:

          (a) an opinion of McCarter & English, LLP, counsel to Buyer, dated the Closing Date, in the form of Exhibit 8.4(a); and
                                      --------------

          (b) such other documents as Sellers may reasonably request for the purpose of:

               (i) enabling their counsel to provide the opinion referred to in Section 7.4(a);

               (ii) evidencing the accuracy of any representation or warranty of Buyer;

               (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed by or complied with by Buyer;

               (iv) evidencing the satisfaction of any condition referred to in this Article VIII; or

               (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

     Section 8.5    No Injunction.
                    -------------

     There must not be in effect any Legal Requirement or any injunction or other Order that:

          (a)  prohibits the sale of the Shares by Sellers to Buyer; and

          (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

     Section 8.6    No Material Adverse Change.
                    --------------------------

     Since the date hereof, there shall not have occurred any material adverse change in the business, properties, assets, liabilities, operations, or financial condition of the Buyer, taken as a whole.

                                   ARTICLE IX

                             [INTENTIONALLY OMITTED]

                                    ARTICLE X

                            INDEMNIFICATION; REMEDIES

     Section 10.1   Survival; Right to Indemnification Not Affected by
                    --------------------------------------------------
Knowledge.
---------

     All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedule, the supplements to the Disclosure Schedule, the certificate delivered pursuant to Section 2.4(a)(vi), and any other certificate or document delivered pursuant to this Agreement will survive the Closing.

     Section 10.2   Indemnification and Payment of Damages by Sellers.
                    -------------------------------------------------

     Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Acquired Companies, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons")
                                                        -------------------
for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees), or diminution of value, whether or not involving a third party claim (collectively, "Damages"), arising from:
                                  -------

          (a) subject to Section 10.6, any Breach of any representation or warranty made by Sellers in this Agreement, the Disclosure Schedule, or any other certificate or document delivered by Sellers pursuant to this Agreement;

          (b) any Breach by any Seller of any covenant or obligation of such Seller in this Agreement;

          (c) any matter disclosed in Section 3.10 or Section 3.15 of the Disclosure Schedule;

          (d)  the Guaranty;

          (e)  any Liability of the Acquired Companies set forth on Schedule
     7.16;

          (f) any severance obligations of the Acquired Companies arising prior to the Closing or within one (1) year of the Closing under the Company's existing severance policy; provided, however, that Sellers' indemnification obligation under this Section 10.2(f) shall not exceed an aggregate of $30,000;

          (g) any claim by any Person (including, without limitation, EMA Partners, LLC) for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Seller or any Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions;

          (h) any claim by any Person for any legal, accounting, or other professional fees incurred by either Seller or any Acquired Company in connection with any of the Contemplated Transactions; or

          (i) (i) all Taxes (or the non-payment thereof) of the Acquired Companies for all Taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any Pre-Closing Tax Period, (ii) all Taxes of any member of an affiliated, consolidated, combined, or unitary group of which any Acquired Company (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local, or foreign law or regulation, and
     (iii) any and all Taxes of any Person (other than the Acquired Companies) imposed on the Acquired Companies as a transferee or successor, by contract or pursuant to any law, rule or regulation, which Taxes relate to an event or transaction occurring before the Closing; provided, however, that in the case of clauses (i), (ii), and (iii) above, Sellers shall be liable only to the extent that such Taxes exceed the amount, if any, reserved for such Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on the face of the Closing Adjustment Statement and taken into account in determining the Purchase Price. Notwithstanding any other provision of this Agreement to the contrary, the obligation of Sellers set forth in this Section 10.2(i) shall be unconditional and absolute and shall remain in effect without limitation as to time or amount.

The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons. Any indemnification obligation hereunder shall be treated by the parties as an adjustment to the Purchase Price.

     Section 10.3   Environmental Matters.
                    ---------------------

     In addition to the provisions of Section 10.2, Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Acquired Companies, and the other Indemnified Persons for, and will pay to Buyer, the Acquired Companies, and the other Indemnified Persons the amount of, any Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:

          (a) any Environmental, Health, and Safety Liabilities arising out of or relating to:

               (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of any of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which Sellers or any Acquired Company has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on, at, under, or emanating from any of the Facilities or such other properties and assets at any time on or prior to the Closing Date; or

               (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled in connection with the operation of the Acquired Companies or by Sellers or any Acquired Company or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date, or (B) any Hazardous Activities that were, or were allegedly, conducted in connection with the operation of the Acquired Companies or by Sellers or any Acquired Company or by any other Person for whose conduct they are or may be held responsible; or

          (b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), damage to natural resources, or other damage of or to any Person, including any employee or former employee of Sellers or any Acquired Company or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of the Acquired Companies prior to the Closing Date, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on, at, under, or emanating from any of the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present or suspected to be present on, at, under, or emanating from any of the Facilities on or prior to the Closing Date) or (ii) Released or allegedly Released in connection with the operation of the Acquired Companies or by Sellers or any Acquired Company or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date.

Buyer will be entitled to control any Cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 10.3. The procedure described in Section 10.8 will apply to any claim solely for monetary damages relating to a matter covered by this
Section 10.3.

     Section 10.4   Indemnification and Payment of Damages by Buyer.
                    -----------------------------------------------

     Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with:

          (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate or other document delivered by Buyer pursuant to this Agreement;

          (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement;

          (c) any obligation of the Sellers pursuant to the Sellers' Personal Guarantees;

          (d) any liability or obligation for which Buyer has reduced the Purchase Price or asserted a right of set-off, to the extent of such reduction or set-off, in accordance with Section 2.2 or Section 10.7, respectively; and

          (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

     Section 10.5   Time Limitations.
                    ----------------

     Sellers will have no liability under Section 10.2(a) for indemnification for breach of any representation or warranty, other than those in Sections 3.3, 3.11, 3.13, and 3.19, unless on or before the second (2nd) anniversary of the Closing Date Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. A claim with respect to representations and warranties contained in Section 3.3, 3.13, or 3.19, or a claim for indemnification based upon any provision of Section 10.2 (other than Sections 10.2(a) and 10.2(i)) or upon Section 10.3, may be made at any time on or before the expiration of the statute of limitations applicable to the underlying matter. A claim with respect to representations and warranties contained in Section 3.11, or a claim for indemnification based upon Section 10.2(i), may be made at any time.

     Section 10.6   Limitations on Amount - Sellers.
                    -------------------------------

     Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in Section 10.2(a) (except with respect to breaches of representations and warranties contained in Sections 3.3, 3.11, 3.13, and 3.19) until the total of all Damages with respect to such matters exceeds $125,000, and then only for the amount by which such Damages exceed $125,000. Except with respect to any and all Damages resulting or arising from or in connection with the breach of any of the representations and warranties set forth in Sections 3.3, 3.10, 3.11, 3.13, and 3.19, the aggregate amount of all Damages for breaches of representations and warranties for which Buyer shall be entitled to be indemnified under Section 10.2(a) shall not exceed the sum of $2.0 million. The aggregate amount of all Damages for breaches of representations and warranties set forth in Sections 3.3, 3.10, 3.13, and 3.19 for which Buyer shall be entitled to be indemnified under Section 10.2(a) shall not exceed the sum of $6.0 million. There shall be no limit to the amount of Damages for breaches of representations and warranties set forth in Section 3.11 for which Buyer shall be entitled to be indemnified under Section 10.2(a) and nothing contained in this Agreement shall limit any obligation of Sellers with respect to the payment of Taxes in accordance with the applicable provisions of this Agreement. However, the limitations set forth in this Section 10.6 will not apply to (a) any Breach of any of Sellers' representations and warranties of which any Seller had actual knowledge at the time such representation and warranty is made or (b) any intentional Breach by any Seller of any covenant or obligation, and Sellers will be jointly and severally liable for all Damages with respect to any such Breaches described in clause (a) or (b) immediately preceding.

     Section 10.7   Right of Set-Off.
                    ----------------

     Upon notice to Sellers specifying in reasonable detail the basis for such set-off, Buyer may set off any amount to which it is, based on Buyer's reasonable determination after a comprehensive investigation (with copies of any relevant information (other than privileged documentation) being provided to Sellers), entitled under this Article X (taking into account any applicable limitations set forth in Section 10.6, including the $125,000 threshold) against
(i) amounts otherwise payable under the Promissory Notes, (ii) the Earn-Out Payments, or (iii) the Escrow Amount; provided that such set-off amount be limited to such amount and all other amounts due to Sellers be paid in accordance with the applicable terms. The exercise of such right of set-off by Buyer in good faith and in accordance herewith, whether or not ultimately determined to be justified, will not constitute an event of default under this Agreement or the Promissory Notes. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

     Section 10.8   Procedure For Indemnification - Third Party Claims.
                    --------------------------------------------------

          (a) Promptly after receipt by an indemnified party under Section 10.2, 10.4, or (to the extent provided in the last sentence of Section 10.3) Section 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

          (b) If any Proceeding referred to in Section 10.8(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article X for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding: (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

          (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

          (d) Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

     Section 10.9   Procedure for Indemnification - Other Claims.
                    --------------------------------------------

     A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

                                   ARTICLE XI

                                CLOSING STATEMENT

     Section 11.1   Closing Statement.
                    -----------------

     As of June 23, 2004 (the "Closing Statement Date"), Sellers shall prepare,
                               ----------------------
based upon Sellers' good faith estimates and assumptions and in accordance with GAAP and using the same practices, principles, and methodologies used in preparing the Historical Financial Statements, a statement showing thereon: (i) the aggregate amount of accounts receivable, net of a reserve mutually agreed upon by the Sellers and Buyer, of the Acquired Companies (other than accounts receivable owing from OCI) as of the Closing Statement Date; (ii) the aggregate amount of accounts payable of the Acquired Companies (other than accounts payable owed to OCI) as of the Closing Statement Date; (iii) the aggregate amount of accounts receivable of the Acquired Companies owing from OCI as of the Closing Statement Date; (iv) the aggregate amount of accounts payable of the Acquired Companies owed to OCI as of the Closing Statement Date; and (v) the aggregate amount of inventory of the Acquired Companies as of the Closing Statement Date. The foregoing statement shall, consistent with this Agreement, be reasonably acceptable to Buyer and is referred to herein as the "Closing
                                                                    -------
Statement".  Prior to Closing, Sellers shall afford Buyer the opportunity to
---------
receive and review any information and any calculation relating to the preparation of the Closing Statement.

                                   ARTICLE XII

                          CERTAIN POST-CLOSING MATTERS

     Section 12.1   Taxes.
                    -----

          (a)  Tax Indemnification.  The indemnification obligations of Sellers
               -------------------
     with respect to Taxes are provided in Article X of this Agreement.

          (b)  Straddle Period.  In the case of any Taxable period that includes
               ---------------
     (but does not end on) the Closing Date (a "Straddle Period"), the amount of
                                                ---------------
     any Taxes based on or measured by income or receipts of the Acquired Companies for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the Taxable period of any partnership or other pass-through entity in which any Acquired Company holds a beneficial interest shall be deemed to terminate at such time) and the amount of other Taxes of the Acquired Companies for a Straddle Period which relate to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.

          (c)  Responsibility for Filing Tax Returns.  Buyer shall prepare or
               -------------------------------------
     cause to be prepared and file or cause to be filed all Tax Returns for the Acquired Companies which are filed after the Closing Date.

          (d)  Cooperation on Tax Matters.
               --------------------------

               (i) The parties hereto shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to Section 12.1(c) above and any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Acquired Companies and Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Acquired Companies relating to any Taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective Taxable periods, and to abide by all record retention agreements entered into with any Taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying, or discarding any such books and records and, if the other party so requests, the Acquired Companies or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

               (ii) Buyer and Sellers further agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Body or any other Person as may be necessary to mitigate, reduce, or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

               (iii) Buyer and Sellers further agree, upon request, to provide the other party with all information that any party may be required to report pursuant to Code Section 6043 and all Treasury Regulations promulgated thereunder.

          (e)  Tax Sharing Agreements.  All Tax sharing agreements or similar
               ----------------------
     agreements with respect to or involving the Acquired Companies shall be terminated as of the Closing Date and, after the Closing Date, the Acquired Companies shall not be bound thereby or have any liability thereunder.

          (f)  Certain Taxes and Fees.  All transfer, documentary, sales, use,
               ----------------------
     stamp, registration, and other such Taxes, and all conveyance fees, recording charges, and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be paid by the party on whom such tax is levied pursuant to applicable law, and such party will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees, and charges, and, if required by applicable law, the other party will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

          (g)  Survival of Obligations.  Notwithstanding any other provision in
               -----------------------
     this Agreement to the contrary, the obligations of the parties set forth in this Section 12.1 shall be unconditional and absolute and shall remain in effect without limitation as to time or amount.

     Section 12.2   Sellers' Personal Guarantees.
                    ----------------------------

     Buyer shall use its Best Efforts to cause the release of Sellers' personal guarantees described on Schedule 12.2 attached hereto (the "Sellers' Personal
                        -------------                       -----------------
Guarantees") as soon as possible after the date hereof.  Buyer hereby
----------
acknowledges and agrees that from and after the date hereof, any obligations of the Sellers pursuant to the Sellers' Personal Guarantees shall be subject to the indemnification obligations of Buyer as set forth in Section 10.4 hereof.

     Section 12.3   Automobile Titles.
                    -----------------

     Within six (6) weeks after the Closing, the Sellers' Representative shall submit to the Buyer all necessary documents for the purpose of transferring the leasehold interests to the Sellers of the two automobiles listed on Schedule
12.2 (and as indicated on Schedule 12.2). In connection therewith, the Sellers will pay off the aggregate lease obligations and the parties will cooperate to cause title to such vehicles to be conveyed to the Sellers; provided that between the date hereof and the date such leases are paid off in full, the Sellers shall pay, and hold the Buyer and the Company harmless against, all lease payments due under such leases and any other Liabilities arising from or in connection with such leases or the use by Sellers of such automobiles.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

     Section 13.1   Appointment of the Sellers' Representative as
                    ---------------------------------------------
Attorney-In-Fact.
----------------

     Each of the Sellers for themselves and their personal representatives and other successors, hereby jointly and severally constitute and appoint Thomas Dietiker as their agent and attorney-in-fact (the "Sellers' Representative"),
                                                   -----------------------
with full power and authority in the name of and for and on behalf of each of the Stockholders, to serve as the Sellers' Representative under this Agreement and the Escrow Agreement and to exercise the power and authority granted to or required by the Sellers' Representative hereunder or thereunder. The Sellers' Representative is hereby granted the power and authority by each Seller, for himself and on behalf of Sellers collectively, to (i) negotiate and enter into amendments to this Agreement, (ii) give and receive notices and communications on behalf of Sellers, (iii) negotiate and enter into the Escrow Agreement and negotiate and enter into any amendments to the Escrow Agreement, (iv) agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to claims for indemnification hereunder and claims under the Escrow Agreement, (v) receive and distribute any amounts payable to Sellers as contemplated by this Agreement or the Escrow Agreement, and (vi) take all actions necessary or appropriate in the judgment of the Sellers' Representative for the accomplishment of the foregoing. In the event of the death, physical or mental incapacity, or resignation of the Sellers' Representative or any successor

Sellers' Representative, Sellers (including the personal representative of any deceased or disabled Seller in the event of their death or disability) shall promptly appoint a substitute Sellers' Representative reasonably acceptable to Buyer. As between the Sellers' Representative and Sellers, the Sellers' Representative shall not be liable for, and shall be indemnified by Sellers against any good faith error of judgment on his part or for any other act done or omitted by him in good faith in connection with his duties as the Sellers' Representative, except for willful misconduct. All expenses incurred by the Sellers' Representative in performing his duties hereunder (including legal fees and expenses of counsel thereto), and any indemnification to be provided to the Sellers' Representative, shall be jointly and severally borne by Sellers. The authority conferred under this Section 13.1 is an agency coupled with an interest and, to the extent permitted by applicable laws, all authority conferred hereby is irrevocable and not subject to termination by the undersigned or by operation of law, whether by the death or incapacity of any of Sellers, the termination of any trust or estate, or the occurrence of any other event. If any Seller should die or become incapacitated, if any trust or estate of any of the above should be terminated, or if any other event shall occur, any action taken by the Sellers' Representative pursuant to this Section 13.1 shall be valid as if such death or incapacity, termination, or other event had not occurred, regardless of whether or not the Sellers' Representative or Buyer shall have received notice of such death, incapacity, termination, or other event.

     Section 13.2   Expenses.
                    --------

     Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     Section 13.3   Public Announcements.
                    --------------------

     Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as mutually agreed to by Buyer and Sellers. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause the Acquired Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

     Section 13.4   Notices.
                    -------

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties, provided that any such change shall be effective only upon receipt by the other parties):

     If to Buyer or the Acquired Companies, to:

          Measurement Specialties, Inc.
          710 Route 46 East, #206
          Fairfield, New Jersey 07004
             Attention:  Frank Guidone, Chief Executive Officer
             Telephone:  973-808-3023
             Fax:  973-808-1787

          With a copy to:

          McCarter & English, LLP
          Four Gateway Center
          100 Mulberry Street
          P.O. Box 652
          Newark, NJ  07101-0652
             Attention:  Kenneth E. Thompson, Esq.
             Telephone:  973-622-4444
             Fax:  973-624-7070

     If to Sellers, to:

          Thomas Dietiker
          3848 Del Amo Blvd.
          Torrance, CA 90503
             Tel:  310-370-8022
             Fax:  310-861-5619

          and to:

          Wilma Dietiker
          3848 Del Amo Blvd.
          Torrance, CA 90503
             Tel:  310-370-8022
             Fax:  310-861-5619

          with a copy to:

          Jacobs Chase Frick Kleinkopf & Kelley, LLC
          1050 17th Street, Suite 1500
          Denver, CO 80265
             Attention:  Matthew R. Perkins, Esq.
             Tel: (303) 685-4800

             Fax:  (303) 685-4869

     Section 13.5   Jurisdiction; Service of Process.
                    --------------------------------

     Any action or proceeding brought by Buyer seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties exclusively in the courts of the State of California, County of Los Angeles, or, if it has or can acquire jurisdiction, in the United States District Court for the district in California in which the Company's operations are located, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Any action or proceeding brought by Sellers seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties exclusively in the courts of the State of New Jersey, County of Essex, or, if it has or can acquire jurisdiction, in the United States District Court for the District of New Jersey, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     Section 13.6   Binding Arbitration.
                    -------------------

     Any dispute between the parties to this Agreement relating to the subject matter set forth in Section 2.2(c)(iii)(F) shall be (a) subject to binding arbitration with the American Arbitration Association ("AAA"), in Essex County,
                                                        ---
New Jersey, and (b) shall be governed by New York law. Except as modified herein, the AAA commercial dispute arbitration rules and procedures shall apply to any proceeding. In selecting an arbitrator, if the parties to this Agreement shall not agree on an arbitrator they shall each select an arbitrator and such arbitrators shall select a third arbitrator, whose determinations shall be final and binding as to all disputed matters. Judgment upon an award rendered by the arbitrator must be entered by a court having competent jurisdiction.

     Section 13.7   Further Assurances.
                    ------------------

     The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     Section 13.8   Waiver.
                    ------

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in


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this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     Section 13.9   Entire Agreement and Modification.
                    ---------------------------------

     This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     Section 13.10  Disclosure Schedule.
                    -------------------

          (a) The disclosures in the Disclosure Schedule must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

          (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

     Section 13.11  Assignments, Successors, and No Third-Party Rights.
                    --------------------------------------------------

     No party may assign any of its rights under this Agreement without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     Section 13.12  Severability.
                    ------------

     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     Section 13.13  Headings.
                    --------

     The headings of the Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references in this


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Agreement to "Article", "Articles", "Section", or "Sections" refer to the corresponding Article, Articles, Section, or Sections, respectively, of this Agreement.

     Section 13.14  Governing Law.
                    -------------

     This Agreement will be governed by the laws of the State of New York without regard to its conflicts of laws principles.

     Section 13.15  Counterparts.
                    ------------

     This Agreement may be executed by facsimile and in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


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     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                   BUYER:

                                   MEASUREMENT SPECIALTIES, INC.


                                   By:________________________________
                                      Name:
                                      Title:


                                   SELLERS:


                                   ___________________________________
                                   Thomas Dietiker


                                   ___________________________________
                                   Wilma Dietiker


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